EXHIBIT 10.2

Execution Version

_____________________________________________________________________________

Sovran Self Storage, Inc.
Sovran Acquisition Limited Partnership

$100,000,000 5.54% Senior Guaranteed Notes, Series D,
due August 5, 2021

____________________

Note Purchase Agreement
_____________________

Dated as of August 5, 2011

_____________________________________________________________________________

Schedules and Exhibits
Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 5.3	—	Disclosure Documents
Schedule 5.4	—	Subsidiaries of the Obligors, Ownership of Subsidiary Stock and Affiliates
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Debt; Liens; Future Liens
Schedule 5.18	—	Environmental Disclosures
Schedule 10.3	—	Investments

Exhibit 1	—	Form of 5.54% Senior Guaranteed Note, Series D, due August 5, 2021
Exhibit 2.2(a)	—	Form of Subsidiary Guaranty
Exhibit 2.2(b)	—	Form of Intercreditor Agreement
Exhibit 4.4(a)	—	Form of Opinion of Counsel to the Obligors and Subsidiary Guarantors
Exhibit 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers
Exhibit 10.1	—	Compliance Certificate
Exhibit 10.4(a)	—	Compliance Certificate
Exhibit 10.4(b)	—	Compliance Certificate

Sovran Self Storage, Inc.
Sovran Acquisition Limited Partnership

6467 Main Street
Buffalo, New York 14221-5890

$100,000,000 5.54% Senior Guaranteed Notes, Series D, Due August 5, 2021

Dated as of
August 5, 2011

To the Purchasers listed in
the attached Schedule A:

Ladies and Gentlemen:

Sovran Self Storage, Inc., a Maryland corporation ("Sovran"), and Sovran Acquisition Limited Partnership, a Delaware limited partnership ("SALP" and together with Sovran, the "Obligors"), jointly and severally agree with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

Section 1	Authorization of Notes.

          Section 1.1.     Authorization.  The Obligors will authorize the issue and sale of $100,000,000 aggregate principal amount of their 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement).  The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          Section 1.2     Adjustment to Interest Rate.  (a) If an Adverse Rating Condition (as defined in Section 1.2(d)) occurs, the rate of interest on the Notes shall increase by 175 basis points (1.75%) over the rate of interest (including the Default Rate, if applicable) that the Notes would otherwise bear (a "Rate Increase").  Any Rate Increase shall take effect for interest accruing on the Notes from and after the Interest Payment Date that falls on or immediately precedes the date on which the Adverse Rating Condition occurs and shall continue to be in effect until it is terminated pursuant to Section 1.2(b).  For the sake of clarity, this Agreement contemplates that: (i) notwithstanding that more than one Adverse Rating Condition may exist at the same time, no more than one Rate Increase shall be in effect at any time; and (ii) the same Adverse Rating Condition may exist multiple times while the Notes are outstanding, and each time such Adverse Rating Condition exists, a Rate Increase shall take effect, subject to Section 1.2(a)(i).

          (b)  If the Adverse Rating Condition that gives rise to a Rate Increase shall cease to exist, and if no other Adverse Rating Condition shall exist or occur before the Interest Payment Date immediately following the date on which such Adverse Rating Condition shall have ceased to exist, the Rate Increase shall be terminated.  The termination shall be effective for interest accruing on the Notes from and after the Interest Payment Date that falls on or immediately follows the date on which such Adverse Rating Condition shall cease to exist.

          (c)  Notwithstanding Section 1.2(b), no Rate Increase shall be terminated at a time when the Default Rate is in effect.

          (d)  As used in this Section, "Adverse Rating Condition" means any one of the following:

                    (i)  The Notes are not rated by at least one Rating Agency, or the Notes are rated lower than BBB- by S&P, lower than Baa3 by Moody's, or lower than BBB- by Fitch.

                    (ii)  SALP is not assigned a long-term, unsecured debt rating by at least one Rating Agency, or is assigned such a rating lower than BBB- by S&P, lower than Baa3 by Moody's, or lower than BBB- by Fitch.

          (e)  The Obligors shall notify each holder of Notes in writing promptly after becoming aware of any change in any of SALP's debt ratings or any change in any rating of the Notes.

          (f)  The provisions of this Section 1.2 are in addition to the provisions of Section 9.8.

Section 2	Sale and Purchase of Notes; Subsidiary Guaranty.

          Section 2.1.     Notes.  Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to each Purchaser and each Purchaser will purchase from the Obligors, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof.  The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

          Section 2.2.     Subsidiary Guaranty.  The payment by the Obligors of all amounts due with respect to the Notes and the performance by the Obligors of their respective obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.  Payments under the Subsidiary Guaranty and certain other Guaranties of the Subsidiary Guarantors shall be shared in accordance with the terms of the Intercreditor Agreement.

Section 3	Closing.

          The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on August 5, 2011 or on such other

Business Day thereafter on or prior to August 8, 2011 as may be agreed upon by the Obligors and the Purchasers.  At the Closing the Obligors will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note to be so purchased (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors to Account Number 017365461, at M&T Bank in Buffalo, New York, ABA Number 022 0000 46 ref: Sovran Acquisition LP.  If at the Closing the Obligors shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4	Conditions to Closing.

          The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

          Section 4.1.     Representations and Warranties.

          (a)  Representations and Warranties of the Obligors.  The representations and warranties of each Obligor in this Agreement shall be correct when made and at the time of Closing.

          (b)  Representations and Warranties of the Subsidiary Guarantors.  The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of Closing.

          Section 4.2.     Performance; No Default.  Each Obligor and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither of the Obligors nor any of their Subsidiaries shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

          Section 4.3.     Compliance Certificates.

          (a)  Officer's Certificate of the Obligors.  Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

          (b)  Secretary's Certificate of the Obligors.  Each Obligor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

          (c)  Officer's Certificate of the Subsidiary Guarantors.  Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b), 4.2 and 4.9 have been fulfilled.

          (d)  Secretary's Certificate of the Subsidiary Guarantors.  Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

          Section 4.4.  Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Phillips Lytle LLP, counsel for the Obligors and the Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to such Purchaser), and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

          Section 4.5.  Purchase Permitted by Applicable Law, Etc.  On the date of Closing each purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

          Section 4.6.  Related Transactions.  The Obligors shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

          Section 4.7.  Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

          Section 4.8.  Private Placement Number.  A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

          Section 4.9.  Changes in Corporate Structure.  Neither of the Obligors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

          Section 4.10.  Subsidiary Guaranty.  The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

          Section 4.11.  Intercreditor Agreement.  The Intercreditor Agreement shall have been executed and delivered by each of the Purchasers, each holder of notes issued pursuant to the 2003 Note Purchase Agreement and to the 2006 Note Purchase Agreement, and the banks which are parties to the Bank Credit Agreement and any other creditor which shall have the benefit of a Guaranty by a Subsidiary Guarantor.

          Section 4.12.  Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Obligors confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

          Section 4.13.  Rating of Notes.  The Notes shall have been given a rating of not less than BBB- by S&P, or Baa3 by Moody's, or BBB- by Fitch.

          Section 4.14.  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

Section 5	Representations and Warranties of the Obligors.

          The Obligors, jointly and severally, represent and warrant to each Purchaser that:

          Section 5.1.  Organization; Power and Authority.  Sovran is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  SALP is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Obligor has the corporate or partnership, as the case may be, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

          Section 5.2.  Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate or partnership, as the case may be, action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity(regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 5.3.  Disclosure.  The Obligors, through their adviser, Manufacturers and Traders Trust Company, have delivered to each Purchaser a copy of a Confidential Information Memorandum, dated June 2011 (the "Memorandum"), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries.  This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to July 19, 2011 being referred to collectively as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2010, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any of their Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to either Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

          Section 5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) each Obligor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Subsidiary and whether as of Closing such Subsidiary is a Subsidiary Guarantor, and all other Investments of each Obligor and their Subsidiaries, (ii) each Obligor's Affiliates, other than Subsidiaries, and (iii) each Obligor's directors and senior officers.

          (b)  All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Obligors or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c)  Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d)  No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Obligors or any of their Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

          Section 5.5.  Financial Statements.  The Obligors have delivered to each Purchaser copies of the financial statements of the Obligors and their Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto.  The Obligors and their Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

          Section 5.6.  Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by each Obligor of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of the irrespective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

          Section 5.7.  Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Obligor of this Agreement or the Notes.

          Section 5.8.  Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b)  Neither of the Obligors nor any of their Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 5.9.  Taxes.  Each of the Obligors and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither of the Obligors knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Obligors and their Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.  The federal income tax liabilities of the Obligors and their Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2006.

          Section 5.10.  Title to Property; Leases.  The Obligors and their Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either of the Obligors or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          Section 5.11.  Licenses, Permits, Etc.  (a) The Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks,

trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b)  To the best knowledge of each Obligor, no product of either Obligor or any of their Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

          (c)  To the best knowledge of each Obligor, there is no Material violation by any Person of any right of either Obligor or any of their Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by either Obligor or any of their Subsidiaries.

          Section 5.12.  Compliance with ERISA.  (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b)  The present value of the aggregate benefit liabilities under each of the Plans which are subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $500,000 in the aggregate for all Plans.  The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

          (c)  Neither of the Obligors nor any of their ERISA Affiliates has incurred any withdrawal liabilities(and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d)  The expected post-retirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of each Obligor and its Subsidiaries is not Material.

          (e)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to

Section 4975(c)(1)(A)-(D) of the Code.  The representation by each Obligor in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

          Section 5.13.  Private Offering by the Obligors.  Neither the Obligors nor any one acting on the Obligors' behalf has offered the Notes, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 16 other Institutional Investors, each of which has been offered the Notes and the Subsidiary Guaranty in connection with a private sale for investment.  Neither of the Obligors nor any one acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

          Section 5.14.  Use of Proceeds; Margin Regulations.  The Obligors will apply the proceeds of the sale of the Notes for general corporate purposes of the Obligors and their Subsidiaries (including the repayment of Debt of the Obligors and their Subsidiaries).  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 1% of the value of the consolidated assets of the Obligors and their Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 1% of the value of such assets.  As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

          Section 5.15.  Existing Debt; Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Obligors and their Subsidiaries as of August 5, 2011 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any and Guaranty thereof, if any).  Neither of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Obligors or such Subsidiary, and no event or condition exists with respect to any Debt of the Obligors or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b)  Except as disclosed in Schedule 5.15, neither of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

          (c)  Neither any Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Obligors, except as specifically indicated in Schedule 5.15.

          Section 5.16.  Foreign Assets Control Regulations, Etc.  (a) Neither any Obligor nor any Controlled Entity (i) is a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury ("OFAC") (an "OFAC Listed Person") or (ii) is a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a "Blocked Person") or (iii) has any investments in, or knowingly (as such term is defined in Section 101(6) of CISADA) engages in any dealings or transactions with, any Blocked Person.

          (b)  No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Obligors or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

          (c)  To the Obligors' actual knowledge after making due inquiry, neither any Obligor nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, "Anti-Money Laundering Laws"), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Obligors have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

          (d)  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Obligors have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

          Section 5.17.  Status under Certain Statutes.  Neither of the Obligors nor any of their Subsidiaries is an "investment company" registered or required to be registered under the

Investment Company Act of 1940, as amended, or is subject to regulation under the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

          Section 5.18.  Environmental Matters.  Neither of the Obligors nor any of their Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against either of the Obligors or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or any Locke Property, or other assets, nor, to the knowledge of either of the Obligors or any of their Subsidiaries, has any such proceeding been instituted against any real properties now or formerly owned by either of the Obligors or any of their Subsidiaries, or any Locke Property, alleging damage to the environment or any violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed on Schedule 5.18:

          (a)  neither of the Obligors nor any of their Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or to other assets now or formerly owned, leased or operated by any of them or any Locke Property, or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b)  neither of the Obligors nor any of their Subsidiaries has stored any Hazardous Substances on real properties now or formerly owned, leased or operated by any of them or any Locke Property, or has disposed of any Hazardous Substances in each case in a manner contrary to any Environmental Laws and in any manner that could reasonably be expected to result in a Material Adverse Effect;

          (c)  all buildings on all real properties now owned, leased or operated by the Obligors or any of their Subsidiaries or any Locke Property, are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

          (d)  a phase I environmental site assessment was prepared for each Locke Property and the results of each such phase I environmental site assessment indicated (i) no suggested remediation in excess of $10,000 in aggregate amount for all such Locke Properties and (ii) no need, requirement or suggestion for a phase II environmental site assessment on any such Locke Property.

          Section 5.19.  Solvency.  The fair value of the business and assets of each of the Obligors and each Subsidiary Guarantor exceeds the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds of the sale of the Notes).  Neither the Obligors nor the Subsidiary Guarantors, after giving effect to the transactions contemplated by this Agreement, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of the Federal Bankruptcy Code), and neither the Obligors nor any Subsidiary Guarantor has any intent to

          (a)  hinder, delay or defraud any entity to which any of them is, or will become, on or after the date of Closing, indebted, or

          (b)  incur debts that would be beyond any of their ability to pay as they mature.

          Section 5.20.  Pari Passu Obligations.

          (a)                     The Notes.  The Notes rank equally and ratably with all unsecured and unsubordinated obligations of the Company generally, but subject to the right of any Person having preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

          (b)  The Subsidiary Guaranty.  The Subsidiary Guaranty ranks equally and ratably with all unsecured and unsubordinated obligations of each of the Subsidiary Guarantors generally, but subject to the right of any Person having preferred rights, whether such rights arise by contract, statute, law (or the operation thereof) or otherwise.

Section 6	Representations of the Purchaser.

          Section 6.1.  Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

          Section 6.2.  Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a)  the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b)  the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c)  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Obligors in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d)  the Source constitutes assets of an "investment fund" (within the meaning of Part VI of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan's assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in either Obligor that would cause the QPAM and such Obligor to be "related" within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) or such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Obligors in writing pursuant to this clause (d); or

          (e)  the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Obligors in writing pursuant to this clause (e); or

          (f)  the Source is a governmental plan; or

          (g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this clause (g); or

          (h)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7	Information as to Obligors.

          Section 7.1.  Financial and Business Information.  The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

          (a)  Quarterly Statements - within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of Sovran's Quarterly Report on Form 10-Q (the "Form 10-Q") with the SEC regardless of whether Sovran is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of Sovran and SALP, respectively (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                    (i)  in the case of Sovran

                              (A)  a consolidated and consolidating (for Subsidiaries which own Real Estate) balance sheet of Sovran and its Subsidiaries as at the end of such quarter, and

                              (B)  consolidated and consolidating (for Subsidiaries which own Real Estate) statements of income, funds available for distribution and cash flows of Sovran and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

                    (ii)  in the case of SALP (if prepared)

                              (A)  a consolidated balance sheet of SALP and its Subsidiaries as at the end of such quarter, and

                              (B)  consolidated statements of income, funds available for distribution and cash flows of SALP and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the respective Obligor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of Sovran's Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that Sovran shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on "EDGAR" and on its home page on the worldwide web (at the date of this Agreement located at: http//www.unclebobs.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as "Electronic Delivery");

          (b)  Annual Statements - within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of Sovran's Annual Report on Form 10-K (the "Form 10-K") with the SEC regardless of whether Sovran is subject to the filing requirements thereof) after the end of each fiscal year of Sovran and SALP, respectively, duplicate copies of,

                    (i)  in the case of Sovran

                              (A)  a consolidated and consolidating (for Subsidiaries which own Real Estate) balance sheet of Sovran and its Subsidiaries, as at the end of such year, and

                              (B)  consolidated and consolidating (for Subsidiaries which own Real Estate) statements of income, funds available for distribution and cash flows of Sovran and its Subsidiaries, for such year,

                    (ii)  in the case of SALP (if prepared)

                              (A)  a consolidated balance sheet of SALP and its Subsidiaries, as at the end of such year, and

                              (B)  consolidated statements of income, funds available for distribution and cash flows of SALP and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied:

                              (A)  by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                              (B)  a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of Sovran's Form 10-K for such fiscal year (together with Sovran's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (B) above (the "Accountants' Certificate"), shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that Sovran shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event Sovran shall separately deliver, concurrently with such Electronic Delivery, the Accountants' Certificate;

          (c)  SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by either Obligor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by either Obligor or any Subsidiary to the public concerning developments that are Material;

          (d)  Notice of Default or Event of Default - promptly, and in any event within five Business Days after a Responsible Officer of either Obligor becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g) without regard to any dollar limitations in such Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

          (e)  ERISA Matters - promptly, and in any event within five Business Days after a Responsible Officer of either Obligor becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that either Obligor or an ERISA Affiliate proposes to take with respect thereto:

                    (i)  with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                    (ii)  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA

Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii)  any event, transaction or condition that could result in the incurrence of any liability by either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f)  Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g)  Five Year Capital Plan - within 30 days after the end of each fiscal year of Sovran and SALP, a five-year capital plan of SALP and its Subsidiaries; and

          (h)  Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any of their Subsidiaries or relating to the ability of either Obligor to perform its obligations hereunder and under the Notes or the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty as from time to time may be reasonably requested by any such holder of Notes.

          Section 7.2.  Officer's Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of each of the Obligors setting forth:

          (a)  Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.1 through Section 10.19 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

          (b)  Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto;

          (c)  List of Excluded Subsidiaries - a list of all Excluded Subsidiaries as at such date and including a description of each such Excluded Subsidiary's real estate holdings and Debt.

          Section 7.3.  Inspection.  Each Obligor shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a)  No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive offices of the Obligors, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with the Obligors' officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of the Obligors and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default - if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of the Obligors or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and soften as may be requested.

Section 8	Payment of the Notes.

          Section 8.1.  Required Payments.  As provided therein, the entire principal amount of the Notes shall become due and payable on August 5, 2021.

          Section 8.2.  Optional Prepayments.  The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Obligors will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

          Section 8.3.  Prepayment of Notes Upon Change of Control.

          (a)                   Notice.   Within ten (10) Business Days after a Change of Control, the Obligors shall give to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.3, accompanied by the certificate described in subparagraph (e) of this Section 8.3.

          (b)  Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "Proposed Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

          (c)  Acceptance; Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Obligors at least 10 days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a acceptance of such offer by such holder.

          (d)  Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment.  On the Business Day preceding the date of prepayment, the Obligors shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

          (e)                   Officer's Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Obligors and dated the date of such offer, specifying:  (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount, if any; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change of Control.

          Section 8.4.  Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes (other than any partial prepayment under Section 8.3), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the unpaid principal amounts thereof not theretofore called for prepayment.

          Section 8.5.  Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Obligors and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          Section 8.6.  Purchase of Notes.  The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Obligors will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

          Section 8.7.  Make-Whole Amount.  The term "Make-Whole Amount" means with respect to any Note an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting the amount of such Called Principal and interest payable in respect thereof from, in the case of the Called Principal, the maturity date in respect of such Note to the Settlement Date and, in the case of such interest, the scheduled dates of payment hereunder in respect thereof to the Settlement Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded, on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded, on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under the preceding clause (i) or clause (ii), as the case may be, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded, on the run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded, on the run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

          "Remaining Average Life" means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the maturity date of the Note in respect thereof.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9	Affirmative Covenants.

          The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

          Section 9.1.  Compliance with Law.  Each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 9.2.  Insurance.  Each Obligor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          Section 9.3.  Payment of Taxes and Claims.  Each Obligor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Obligor or any Subsidiary not permitted by Section 10.2, provided that neither Obligor nor any of its Subsidiaries need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 9.4.  Existence of SALP, Sovran Holdings and Subsidiaries; Maintenance of Properties.  (a) SALP for itself and for Holdings and each Subsidiary (insofar as any such statements relate to Holdings or such Subsidiary) will do or cause to be done all things necessary to, and shall, preserve and keep in full force and effect its, Holdings, and each Subsidiary's existence as a limited partnership, corporation or another legally constituted entity, and will do or cause to be done all things necessary to preserve and keep in full force all of its, Holdings', and each Subsidiary's rights and franchises, and it and Holdings will not, and it will not cause or permit any Subsidiary to, convert to a limited liability company or a limited liability partnership.  SALP (i) will cause all necessary repairs, renewals, replacements, betterments and improvements to be made to all Real Estate owned or controlled by it or by any Subsidiary, all as in the judgment of SALP or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly conducted at all times, subject to the terms of the applicable Leases and partnership agreements or other entity organizational documents, (ii) will cause all of its other properties and those of Subsidiaries used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and (iii) will, and will cause each Subsidiary to, continue to engage exclusively in the business of owning and operating self storage facilities (including the rental of trucks in connection therewith), which self storage facilities shall be known primarily as "Uncle Bob's Self Storage"; provided that nothing in this Agreement shall prevent the Obligors from entering into Tower Leases or occasional non-material Leases of retail or office space incidental to he Obligors' owning and operating self storage facilities; and provided, further, that nothing in this Section 9.4 shall prevent SALP from discontinuing the operation and maintenance of any of its properties or any of those of any Subsidiaries if such discontinuance is, in the judgment of SALP, desirable in the conduct of its or their business and such discontinuance does not cause a Default or an Event of Default hereunder and does not in the aggregate materially adversely affect the business of the Obligors and their respective Subsidiaries on a consolidated basis.  Holdings shall at all times be a wholly-owned Subsidiary of Sovran and the sole general partner of SALP and shall be the owner of at least 1% of the outstanding partnership interests in SALP.

          (b)  Sovran will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation.  Sovran will at all times maintain its status as a REIT and not take any action which could lead to its disqualification as a REIT.  Sovran shall at all times maintain its listing on the New York Stock Exchange.  Sovran will continue to operate as a fully-integrated, self-administered and self-managed real estate investment trust which, together with its Subsidiaries (including, without limitation, SALP) owns and operates an improved property portfolio comprised exclusively of self-storage facilities.  Sovran will not engage in any business other than the business of acting as a REIT and serving as a limited partner of SALP and as a member, partner or stockholder of other Persons as permitted by this Agreement.  Sovran shall conduct all or substantially all of its business operations through SALP, and shall not own real estate assets outside of its interests in SALP.  Sovran shall do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries.  Sovran shall (i) cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Sovran may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) cause SALP and each of its Subsidiaries to continue to engage exclusively in the business of owning and operating self-storage facilities (including the rental of trucks in connection therewith), which self-storage facilities shall be known primarily as "Uncle Bob's Self-Storage"; provided that nothing in this Section 9.4 shall prevent Sovran from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of Sovran, desirable in the conduct of its or their business and such discontinuance does not cause a Default or an Event of Default hereunder and does not in the aggregate materially adversely affect the business of Sovran and its Subsidiaries on a consolidated basis.

          Section 9.5.  Additional Subsidiary Guarantors.  (a)  The Obligors will cause each of their Subsidiaries (other than Excluded Subsidiaries) to enter into the Subsidiary Guaranty as required under Section 4.10.  Further, the Obligors will cause each of their Subsidiaries (other than Excluded Subsidiaries) first formed or acquired after the date hereof to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (promptly, and in any event within 30 days after the formation or acquisition of such Subsidiary) the following items:

                    (i)  a joinder agreement in respect of the Subsidiary Guaranty;

                    (ii)  a certificate signed by an authorized Responsible Officer of the Obligors making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable;

                    (iii)  a certificate of the Secretary (or other appropriate officer) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers;

                    (iv)  an opinion of counsel (who may be in-house counsel for the Obligors) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty has been duly authorized, executed and delivered by such additional Subsidiary Guarantor and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                    (v)  a counterpart of the Intercreditor Agreement, signed by such Subsidiary Guarantor; and

                    (vi)  (to the extent not already a party to the Intercreditor Agreement), a joinder to the Intercreditor Agreement signed by each of the holders of Debt for borrowed money of the Obligors which is a beneficiary of a Guaranty of such Subsidiary Guarantor.

If any Subsidiary that had previously been an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Obligors will within 30 days thereafter cause such Subsidiary to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes all of the documents required in clauses (i)-(vi) of this Section 9.5(a).

          (b)  In addition to, and without limiting the requirement in Section 9.5(a), the Obligors will cause any Subsidiary which is required by the terms of the Bank Credit Agreement (or any other agreement pursuant to which Debt for borrowed money of an Obligor is outstanding) to become a party to, or otherwise guarantee, Debt outstanding under the Bank Credit Agreement or such other agreement, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to the Bank Credit Agreement or such other agreement) all of the documents required in clauses (i)-(vi) of paragraph (a) above.

          Section 9.6.  Management.  Except by reason of death or incapacity, the Obligors will at all times cause at least two (2) of the Key Management Individuals (as hereinafter defined) to remain active in the executive and/or operational management, in their current positions and with their current responsibilities (or more senior positions with requisite greater responsibilities), of Sovran; provided, however, if at least two (2) of the Key Management Individuals are not so active in such positions and with such responsibilities (except by reason of death or incapacity as aforesaid), then within ninety (90) days of the occurrence of such event, Sovran shall propose and appoint such individual(s) of comparable experience, reputation and otherwise reasonably acceptable to the Required Holders to such position(s) such that, after such appointment, such acceptable replacement individuals, together with the Key Management Individuals remaining so active with Sovran in such positions and with such responsibilities, total at least two (2).  For purposes hereof, "Key Management Individuals" shall mean and include Robert J. Attea,

Kenneth F. Myszka, David L. Rogers, Paul T. Powell, Andrew J. Gregoire and Edward F. Killeen.

          Section 9.7.  Financial Covenants under Principal Lending Facilities.  In the event that (i) at any time, any of the financial covenants contained in any Principal Lending Facility (the parties hereto acknowledge and agree that for purposes of this Section 9.7, the term "financial covenants" shall be deemed to refer to the covenants set forth in Section 10.1 through Section 10.13, inclusive, of the Bank Credit Agreement and Section 10.8 through 10.20, inclusive, of each of the 2003 Note Purchase Agreement and the 2006 Note Purchase Agreement and any other covenant therein that calculates or otherwise measures the financial performance of the Obligors and their Subsidiaries) or the defined terms relevant to such financial covenants are more restrictive on the Obligors and their Subsidiaries or more beneficial to the lenders under the Bank Credit Agreement or the holders of the notes issued under the 2003 Note Purchase Agreement or under the 2006 Note Purchase Agreement or (ii) any additional financial covenant not set forth herein is included in any Principal Lending Facility, then and in such event the Obligors shall concurrently therewith provide notice to such effect to each holder of Notes, and the financial covenants and the defined terms relevant to such financial covenants set forth herein shall automatically be deemed amended or modified to the same effect as in such Principal Lending Facility or such additional financial covenants and the defined terms relevant to such financial covenants shall automatically be deemed to be incorporated into this Agreement by reference.

          Section 9.8.  Rating.  Each Obligor will at all times ensure that the Notes are rated by at least one (1) Rating Agency.  On or prior to each one year anniversary of the Closing Date, the Obligors shall provide a letter evidencing the then current rating of the Notes to each holder, such letter to be dated not more than 10 days prior to such one year anniversary.  If the rating of the Notes is in the nature of a private letter rating, then the Obligors shall annually obtain an update of such private letter rating from the relevant Rating Agency and provide a copy of such update on the Rating Agency letter head to each holder of Notes on or prior to each anniversary of the Closing Date.

          Section 9.9.  Books and Records.  Each Obligor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be.

Section 10	Negative Covenants.

          The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

          Section 10.1.  Restrictions on Debt.  The Obligors may, and may permit their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, any Debt other than the specific Debt which is prohibited under this Section 10.1 and with respect to which each of the Obligors will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, singularly or in the aggregate as follows:

          (a)  Debt which is incurred under a revolving credit facility or line of credit with another financial institution other than under the Bank Credit Agreement;

          (b)  Debt which would result in a Default or Event of Default under any provision of this Agreement;

          (c)  An aggregate amount in excess of $1,000,000 at any one time in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies for which payment therefor is required to be made in accordance with the provisions of Section 9.3 and has not been timely made;

          (d)  An aggregate amount in excess of $1,000,000 at any one time in respect of uninsured judgments or awards, with respect to which the applicable periods for taking appeals have expired, or with respect to which final and unappealable judgments or awards have been rendered; and

          (e)  Current unsecured liabilities incurred in the ordinary course of business, which (i) are overdue for more than sixty (60) days, (ii) exceed $1,000,000 in the aggregate at any one time, and (iii) are not being contested in good faith.

          The terms and provisions of this Section 10.1 are in addition to, and not in limitation of, the other covenants set forth in Section 10 of this Agreement.

          Notwithstanding anything contained herein to the contrary, the Obligors will not, and will not permit any Subsidiary to, incur any Debt for borrowed money which, together with other Debt for borrowed money incurred by any Obligor and any Subsidiary since the date of the most recent compliance certificate delivered to the holders of the Notes in accordance with this Agreement, exceeds $5,000,000 in the aggregate unless the Obligors shall have delivered a compliance certificate in the form of Exhibit 10.1 hereto to the holders of the Notes evidencing covenant compliance at the time of delivery of the certificate and on a pro-forma basis after giving effect to such proposed Debt.

          To the extent not already a party to the Intercreditor Agreement, the Obligors will cause each holder of Debt for borrowed money of the Obligors which is a beneficiary of a Guaranty by a Subsidiary Guarantor, to sign and deliver to the holders of Notes a joinder to the Intercreditor Agreement.

          Section 10.2.  Restrictions on Liens, Etc.  The Obligors will not, and will not permit any Subsidiary to: (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (the foregoing items (a) through (e) being sometimes referred to in this Section 10.2 collectively as "Liens"), provided that the Obligors and any Subsidiary may create or incur or suffer to be credited or incurred to exist:

                    (i)  Liens securing taxes, assessments, governmental charges or levies or claims for labor, material and supplies, the Debt with respect to which is not prohibited by Section 10.1(c);

                    (ii)  deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;

                    (iii)  Liens (other than affecting the Unencumbered Properties) in respect of judgments or awards, the Debt with respect to which is not prohibited hereunder;

                    (iv)  encumbrances on properties consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; landlord's or lessor's Liens under Leases to which any Obligor, any Subsidiary Guarantor, or any Subsidiary is a party or bound; purchase options granted at a price not less than the market value of such property; and other minor Liens or encumbrances on properties, none of which interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the owner thereof, and which matters (x) do not individually or in the aggregate have a material adverse effect on the business of any Obligor, any Subsidiary Guarantor or any of their respective Subsidiaries or (y) do not make title to such property unmarketable by the conveyance standards in effect where such property is located;

                    (v)  any Leases (excluding Synthetic Leases) entered into good faith with Persons that are not Affiliates; provided that Leases with Affiliates on market terms and with monthly market rent payments required to be paid are Permitted Liens;

                    (vi)  Liens and other encumbrances or rights of others which exist as of the date of Closing and are described on Schedule 5.15 and which do not otherwise constitute a breach of this Agreement; provided that nothing in this clause (vi) shall be deemed or construed to permit an Unencumbered Property to be subject to a Lien to secure Debt;

                    (vii)  as to Real Estate which is acquired after the date of this Agreement, Liens and other encumbrances or rights of others which exist on the date of acquisition and which do not otherwise constitute a breach of this Agreement; provided that nothing in this clause (vii) shall be deemed or construed to permit an Unencumbered Property to be subject to a Lien to secure Debt;

                    (viii)  Liens affecting the Unencumbered Properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review; provided that the Obligors shall have obtained a bond or insurance with respect thereto to the Required Holders' reasonable satisfaction, and, provided further, such Lien does not constitute a Disqualifying Environmental Event, a Disqualifying Building Event or a Disqualifying Legal Event;

                    (ix)  Liens securing Debt for the purchase price of capital assets (other than Real Estate but including Debt in respect of Capitalized Leases for equipment and other equipment leases) to the extent not otherwise prohibited by Section 10.1; and

                    (x)  other Liens (other than affecting the Unencumbered Properties) which do not otherwise result in a Default or Event of Default under this Agreement; provided that notwithstanding the foregoing, neither any Obligor nor any Subsidiary shall in any event secure any Debt outstanding under any Principal Lending Facility within the provisions of this Section 10.2(x) unless concurrently therewith such Obligor or such Subsidiary shall equally and ratably secure the Notes upon terms and conditions reasonably satisfactory to the Required Holders.

          Notwithstanding the foregoing provisions of this Section 10.2, the failure of any Unencumbered Property to comply with the covenants set forth in this Section 10.2 shall result in such Unencumbered Property's disqualification as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such disqualification causes a Default or an Event of Default under another provision of this Agreement.

          Section 10.3.  Restrictions on Investments.  The Obligors will not, and will not permit any Subsidiary to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a)  marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

          (b)  demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c)  securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A1" if rated by S&P;

          (d)  Investments existing on the date of Closing and listed on Schedule 10.3 hereto;

          (e)  so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, acquisitions of Real Estate consisting of self storage facilities, warehouses and mini-warehouses and the equity of Persons whose primary operations consist of the ownership, development, operation and management of self storage facilities, warehouses and mini-warehouses; provided, however that (i) the Obligors shall not, and shall not permit any Subsidiary to, acquire any such Real Estate without the prior written consent of the Required Holders if the environmental investigation for such Real Estate determines that the potential environmental remediation costs and other environmental liabilities associated with such Real Estate exceed $200,000; and (ii) the Obligors shall not permit any of their Subsidiaries which is not a Subsidiary Guarantor, or which does not become a Subsidiary Guarantor, to acquire any Unencumbered Property, and in all cases such Subsidiary Guarantor shall be a wholly-owned Subsidiary of SALP or Sovran;

          (f)  any Investments now or hereafter made in any Subsidiary;

          (g)  Investments in respect of (1) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (3) advances to employees for travel expenses, drawing accounts and similar expenditures, and (4) prepaid expenses made in the ordinary course of business;

          (h)  any other Investments made in the ordinary course of business and consistent with past business practices in an aggregate amount not to exceed $10,000,000 outstanding at any time;

          (i)  interest rate hedges in connection with Debt;

          (j)  shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in marketable direct or guaranteed obligations of the United States of America and agencies and instrumentalities thereof, and have total assets in excess of $50,000,000;

          (k)  Investments consisting of Distributions permitted under Section 10.7(a) hereof; and

          (l)  Investments consisting of the Sovran Treasury Stock not to exceed 25% (by value) of the consolidated assets of Sovran, for purposes of Regulations U and X of the Board of Governors of the Federal Reserve System.  For the avoidance of doubt, Sovran Treasury Stock shall not be deemed to constitute an asset of the Obligors for any other purpose hereunder.

          Section 10.4.  Merger, Consolidation and Disposition of Assets.  The Obligors will not, and will not permit any Subsidiary to:

          (a)  Become a party to any merger, consolidation or reorganization without the prior written consent of the Required Holders, except that so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the merger, consolidation or reorganization of one or more Persons with and into any Obligor or any Subsidiary shall be permitted if such action is not hostile, such Obligor or such Subsidiary, as the case may be, is the surviving entity and such merger, consolidation or reorganization does not cause a breach of Section 9.6; provided that for any such merger, consolidation or reorganization (other than (w) the merger or consolidation of one or more Subsidiaries of SALP with and into SALP, (x) the merger or consolidation of two or more Subsidiaries of SALP, (y) the merger or consolidation of one or more Subsidiaries of Sovran with and into Sovran, or (z) the merger or consolidation of two or more Subsidiaries of Sovran), the Obligors shall provide to the holders of Notes a statement in the form of Exhibit 10.4(a) hereto signed by the chief financial officer or treasurer of the Obligors and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and certifying that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger, consolidation or reorganization and all liabilities, fixed or contingent, pursuant thereto;

          (b)  Sell, transfer or otherwise dispose of (collectively and individually, "sell" or a "sale") or grant a Lien to secure Debt (a "Debt Lien") on any of its now owned or hereafter acquired assets without obtaining the prior written consent of the Required Holders except for:

                    (i)  the Sale of or granting of a Debt Lien on any Unencumbered Property so long as no Default or Event of Default has then occurred and is continuing, or would occur and be continuing after giving effect to such Sale or Debt Lien; provided, that prior to any Sale of any Unencumbered Property or the granting of a Debt Lien on any Unencumbered Property under this clause (i), the Obligors shall provide to the holders of Notes a statement in the form of Exhibit 10.4(b) hereto signed by the chief financial officer or treasurer of the Obligors and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and certifying that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such proposed Sale or Debt Lien and all liabilities, fixed or contingent, pursuant thereto; and

                    (ii)  the Sale of or the granting of a Debt Lien on any of its now owned or hereafter acquired assets (other than any Unencumbered Property) so long as no Event of Default has then occurred and is continuing and no Default or Event of Default would occur and be continuing after giving effect to such Sale or Debt Lien and all other Sales (to be) made and Debt Liens (to be) granted under this clause (ii); provided, that (x) if such Sale or Debt Lien is made or granted under this clause (ii) while a Default is continuing, such Sale or Debt Lien (together with other Sales and Debt Liens under this clause (ii)) cures (or would cure) such Default before it becomes an Event of Default, (y) if multiple Sales or grantings of Debt Liens are undertaken pursuant to the foregoing subclause (x) to cure a Default, the Obligors shall apply the net proceeds of each such Sale or Debt Lien remaining after application to such cure to the repayment of the Notes in accordance with Section 8.2 hereof until such Default has been fully cured, and (z) prior to the Sale of any asset or the granting of a Debt Lien on any asset under this clause (ii), the Obligors shall provide to the holders of the Notes a statement in the form of Exhibit 10.4(b) hereto signed by the chief financial officer or treasurer of the Obligors and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and certifying that no Default or Event of Default would occur and be continuing after giving effect to all such proposed Sales or Debt Liens and all liabilities, fixed or contingent, pursuant thereto.

          Section 10.5.  Sale and Leaseback.  The Obligors will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby any Obligor or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property.

          Section 10.6.  Compliance with Environmental Laws.  The Obligors will not, and will not permit any Subsidiary to, do any of the following:  (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except for quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release or a violation of any Environmental Law; provided that a breach of this covenant shall result in the exclusion of the affected Real Estate from the calculation of the covenants set forth in Section 10, but shall only constitute an Event of Default under Section 11(c) hereof if such breach has a Material Adverse Effect.

          Section 10.7.  Distributions.  (a) The Obligors will not in any period of four (4) consecutive completed fiscal quarters make (i) any Distributions in such period in excess of 95% of Funds from Operations for such period, or (ii) any Distributions during any period when any Default or Event of Default has occurred and is continuing; provided, however, that the Obligors may at all times make Distributions to the extent (after taking into account all available funds of Sovran from all other sources) required in order to enable Sovran to continue to qualify as a REIT; and provided further that, subject to the requirements Section 10.3(l), the Obligors will not at any time from the date of this Agreement through the maturity date of the Notes make Distributions in connection with the purchase, redemption or retirement of capital stock of Sovran that exceed (x) $6,000,000 in the aggregate in any fiscal quarter, (y) $15,000,000 in the aggregate in any fiscal year or (z) the sum of $50,000,000 plus an amount equal to 12 1/2% of the Net Cash Proceeds to Sovran resulting from the sale of any equity securities of Sovran in the aggregate.  Such repurchased Sovran capital stock shall be then either held by Sovran as Sovran treasury stock, reissued, or cancelled.

          (b)  Sovran will not, during any period when any Default or Event of Default has occurred and is continuing, make any Distributions in excess of the Distributions required to be made by Sovran in order to maintain its status as a REIT.

          Section 10.8.  Leverage Ratio.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit the Leverage Ratio to exceed 60%.

          Section 10.9.  Priority Debt.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit Priority Debt to exceed 25% of Gross Asset Value.

          Section 10.10.  Consolidated Tangible Net Worth.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) $600,000,000, plus (b) 80% of the sum of (i) the Net Cash Proceeds received by Sovran in connection with any offering of stock in Sovran and (ii) the aggregate value of operating units issued by SALP in connection with asset or stock acquisitions (valued at the time of issuance by reference to the terms of the agreement pursuant to which such units are issued), in each case after August 5, 2011, and on or prior to the date such determination of Consolidated Tangible Net Worth is made.

          Section 10.11.  Debt Service and Fixed Charge Coverages.  (a) As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit Consolidated Adjusted EBITDA for the two (2) most recent, complete, consecutive fiscal quarters to be less than two (2.0) times Consolidated Debt Service Charges for the two (2) most recent, complete, consecutive fiscal quarters.

          (b)  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit Consolidated Adjusted EBITDA for the two (2) most recent, complete, consecutive fiscal quarters to be less than one and three quarters (1.75) times Consolidated Fixed Charges for the two (2) most recent complete, consecutive fiscal quarters.

          Section 10.12.  Unimproved Land.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit the book value of Unimproved Land to exceed 10% of Gross Asset Value.

          Section 10.13.  Construction-in-Process.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit the aggregate Budgeted Project Costs of all Construction-in-Process to exceed 10% of Gross Asset Value.

          Section 10.14.  Promissory Notes.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit the book value of Debt of third parties to the Obligors or their Subsidiaries for borrowed money or other liquid or liquifiable obligations, whether secured or unsecured, to exceed 10% of Gross Asset Value.

          Section 10.15.  Unimproved Land, Construction-in-Process and Notes.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit (a) the sum of (i) the book value of Unimproved Land, plus (ii) the aggregate Budgeted Project Costs of all Construction-in-Process, plus (iii) the book value of Debt of third parties to the Obligors or their Subsidiaries for borrowed money or other liquid or liquifiable obligations, whether secured or unsecured, to exceed (b) 20% of Gross Asset Value.

          Section 10.16.  Joint Venture Ownership Interest.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit Joint Venture Ownership Interest Value to exceed 20% of Gross Asset Value.

          Section 10.17.  Unhedged Variable Rate Debt.  As at the end of any two consecutive fiscal quarters and any other date of measurement, the Obligors shall not permit the value of Unhedged Variable Rate Debt to exceed 30% of Gross Asset Value.

          Section 10.18.  Unsecured Debt.  As at the end of any fiscal quarter or other date of measurement, the Obligors shall not permit Consolidated Unsecured Debt to exceed 60% of aggregate Capitalized Unencumbered Property Value for all Unencumbered Properties. For purposes of this calculation, to the extent that the aggregate Capitalized Unencumbered Property Value attributable to Unencumbered Properties subject to a Ground Lease exceeds 10% of the Capitalized Unencumbered Property Value for all Unencumbered Properties, such excess shall be excluded.

          Section 10.19.  Unencumbered Property Debt Service Coverage.  As at the end of any fiscal quarter or other date of measurement, the Obligors shall not permit the aggregate Adjusted Unencumbered Property NOI for all Unencumbered Properties for the two (2) most recent, complete, consecutive fiscal quarters to be less than two (2) times Consolidated Assumed Amortizing Unsecured Debt Service Charges.  For purposes of this calculation, to the extent that the aggregate Adjusted Unencumbered Property NOI attributable to Unencumbered Properties subject to a Ground Lease exceeds 10% of the Adjusted Unencumbered Property NOI for all Unencumbered Properties, such excess shall be excluded.

          Section 10.20.  Covenant Calculations.  (a) For purposes of the calculations to be made pursuant to Sections 10.8-10.19 (and the defined terms relevant thereto, including, without limitation, those relating to fixed charges or "debt service"), references to Debt or liabilities of the Obligors shall mean Debt or liabilities (including, without limitation, Consolidated Total Liabilities) of the Obligors, plus (but without double-counting):

                    (i)  all Debt or liabilities of the Operating Subsidiaries, the Subsidiary Guarantors and any other Wholly-Owned Subsidiary (excluding any such Debt or liabilities owed to the Obligors or any Subsidiary Guarantor),

                    (ii)  all Debt or liabilities of each Partially-Owned Entity (including Capitalized Leases), but only to the extent, if any, that said Debt or liability is Recourse to any of the Obligors or their respective Subsidiaries or any of their respective assets (other than their respective interests in such Partially-Owned Entity), and

                    (iii)  Debt or liabilities of each Partially-Owned Entity to the extent of the pro-rata share of such Debt or liability allocable to any of the Obligors or their respective Subsidiaries, if the Debt or liability of such Partially-Owned Entity (or a portion thereof) is Without Recourse to such Person or its assets (other than its interest in such Partially-Owned Entity).

          (b)  For purposes of Sections 10.8 through 10.19 hereof, Consolidated Adjusted EBITDA and Adjusted Unencumbered Property NOI (and all defined terms and calculations using such terms) shall be adjusted to (i) deduct the actual results of any Real Estate disposed of by an Obligor or any of their respective Subsidiaries during the relevant fiscal period, and (ii) include the pro forma results of any Real Estate acquired by an Obligor or any of their respective

Subsidiaries during the relevant fiscal period, with such pro forma results being calculated by (x) using the Obligors' pro forma projections for such acquired property, on a basis consistent with Article 11 of Regulation S-X under the Securities Act, if such property has been owned by an Obligor or any of their respective Subsidiaries for less than one complete fiscal quarter or (y) using the actual results for such acquired property and adjusting such results for the appropriate period of time required by the applicable financial covenant, if such property has been owned by an Obligor or any of their respective Subsidiaries for at least one complete fiscal quarter.

          (c)  For purposes of Sections 10.8 through 10.19 hereof, Consolidated Adjusted EBITDA (and the defined terms and calculations using such term) shall be adjusted, to the extent applicable, to include the pro rata share of results attributable to the Obligors from unconsolidated Subsidiaries of the Obligors and their respective Subsidiaries and from unconsolidated Partially-Owned Entities.

          Section 10.21.  Nature of Business.  The Obligors will not, and will not permit any Subsidiary to, engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Obligors and their Subsidiaries would be substantially changed from the general nature of the business of the Obligors and their Subsidiaries on the date of this Agreement.

          Section 10.22.  Transactions with Affiliates.  The Obligors will not, and will not permit any Subsidiary to, enter into, directly or indirectly, any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Obligor or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          Section 10.23.  Terrorism Sanctions Regulations.  The Obligors will not, and will not permit any Controlled Entity to (i) become a Blocked Person or (ii) have any investments in, or knowingly (as such term is defined in Section 101(6) of CISADA) engage in any dealings or transactions with, any Blocked Person.

Section 11	Events of Default.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a)  the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b)  the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c)  the Obligors default in the performance of or compliance with the terms of Section 7.1(d) or any term contained in Section 10; or

          (d)  the Obligors default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11), or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty, and, in any such case, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Obligors receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e)  for any reason any provision of any Subsidiary Guaranty ceases to be in full force and effect, including, without limitation, a determination by any Governmental Authority that any Subsidiary Guaranty is invalid, void or unenforceable and which, in each case, could reasonably be expected to have a Material Adverse Effect, or any Subsidiary Guarantor shall contest or deny in writing the enforceability of any of its obligations under any Subsidiary Guaranty; or

          (f)  any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in this Agreement or by any Subsidiary Guarantor in the Subsidiary Guaranty or by any of their respective officers in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (g)  (i) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $7,500,000 beyond any period of grace provided with respect thereto, or (ii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $7,500,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests or the exercise by either Obligor or any Subsidiary of a contractual right to prepay such Debt), either Obligor or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $7,500,000 or (iv) any event shall occur which results in a demand to SALP from any Joint Venture Lender for any single payment (or group of related payments) under any Locke Indemnity Agreement which exceeds $1,000,000; or

          (h)  either Obligor or any Subsidiary (i) is generally non paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (i)  a court or governmental authority of competent jurisdiction enters an order appointing, without consent by either Obligor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Obligor or any Subsidiary, or any such petition shall be filed against either Obligor or any Subsidiary and such petition shall not be dismissed within 60 days; or

          (j)  a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (k)  if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12	Remedies on Default, Etc.

          Section 12.1.  Acceleration.  (a) If an Event of Default with respect to either Obligor described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b)  If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by such holder or holders to be immediately due and payable.

          Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          Section 12.2.  Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

           Section 12.3.  Rescission.  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, the reasonable attorneys' fees, expenses and disbursements for the holders as set forth in Section 15.

Section 13	Registration; Exchange; Substitution of Notes.

          Section 13.1.  Registration of Notes.  The Obligors shall keep at the principal executive office of Sovran a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary.  The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor a complete and correct copy of the names and addresses of all registered holders of Notes.

          Section 13.2.  Transfer and Exchange of Notes.  Upon surrender of any Note at the principal executive office of Sovran for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver not more than 5 Business Days following surrender of such Note, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

          Section 13.3.  Replacement of Notes.  Upon receipt by the Obligors of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b)  in the case of mutilation, upon surrender and cancellation thereof,

the Obligors at their own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14	Payments on Notes.

          Section 14.1.  Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York at the principal office of the Obligors in such jurisdiction.  The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Obligors in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

          Section 14.2.  Home Office Payment.  So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or, by such other method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to Sovran at its principal executive office or at the place of payment most recently designated by the Obligors pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by any Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Obligors in exchange for a new Note or Notes pursuant to Section 13.2.  The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

Section 15	Expenses, Etc.

          Section 15.1.                                             Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of one special counsel for the Purchasers and, if reasonably required, local or other counsel) incurred by the Purchasers and the holders of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement, the Notes or the Subsidiary Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of an Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, or by the Subsidiary Guaranty, and (c) the reasonable cost and expenses incurred in connection with the initial filing of this Agreement, all related documents and financial information, all subsequent annual and interim filings of documents and financial information related hereto with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization succeeding to the authority thereof.  The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

          Section 15.2.  Survival.  The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Subsidiary Guaranty, and the termination of this Agreement or the Subsidiary Guaranty. Section 16.Survival of Representations and Warranties; Entire Agreement.

Section 16	Survival of Representations and Warranties; Entire Agreement.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement or the Subsidiary Guaranty shall be deemed representations and warranties of the Obligors under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty embody the entire agreement and understanding between the Purchasers, the Obligors and the Subsidiary Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17	Amendment and Waiver.

          Section 17.1.  Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

          Section 17.2.  Solicitation of Holders of Notes.

          (a)  Solicitation.  The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, the Notes or the Subsidiary Guaranty.  The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b)  Payment.  The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof or the Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          Section 17.3.  Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          Section 17.4.  Notes Held by Obligors, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Obligors or any of their Affiliates shall be deemed not to be outstanding.

Section 18	Notices

          All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

                    (i)  if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Obligors in writing pursuant to this Section 18;

                    (ii)  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing pursuant to this Section 18, or

                    (iii)  if to the Obligors, to Sovran at its address set forth at the beginning hereof to the attention David L. Rogers, Chief Financial Officer, with a copy to Raymond H. Seitz, Esq., Phillips Lytle LLP, 3400 HSBC Center, Buffalo, New York 14203, or at such other address as the Obligors shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19	Reproduction of Documents.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced.  The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20	Confidential Information.

          For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Obligors or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Obligors or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Obligors or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement and the Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 20.

Section 21	Substitution of Purchaser.

          Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

Section 22	Miscellaneous.

          Section 22.1.  Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

          Section 22.2.  Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          Section 22.3.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 22.4.  Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          Section 22.5.  Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

          For purposes of determining compliance with the covenants contained in this Agreement, any election by the Obligors to measure any financial liability using fair value (as permitted by

Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

          Section 22.6.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          Section 22.7.  Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          Section 22.8.  Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b)  Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (c)  Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (d)  The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*          *          *          *          *

          The execution hereof by the Purchasers shall constitute a contract among the Obligors and the Purchasers for the uses and purposes hereinabove set forth.  This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours, SOVRAN SELF STORAGE, INC. By: /s/ David L. Rogers Name: David L. Rogers Title: Chief financial Officer
SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc., its general partner By: /s/ David L. Rogers Name: David L. Rogers Title: Chief financial Officer

This Agreement is hereby accepted and agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ William C. Pappas Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:  Prudential Private Placement Investors,
        L.P. (as Investment Advisor)

By:  Prudential Private Placement Investors,
        L.P. (as its General Partner)

By:     /s/ William C. Pappas
               Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:  Prudential Private Placement Investors,
        L.P. (as Investment Advisor)

By:  Prudential Private Placement Investors,
        L.P. (as its General Partner)

By:     /s/ William C. Pappas
               Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:  Prudential Private Placement Investors,
        L.P. (as Investment Advisor)

By:  Prudential Private Placement Investors,
        L.P. (as its General Partner)

By:     /s/ William C. Pappas
               Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.

MINNESOTA LIFE INSURANCE COMPANY
UNITED INSURANCE COMPANY OF AMERICA
FARM BUREAU LIFE INSURANCE COMPANY OF
     MICHIGAN
AMERICAN FIDELITY ASSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY
BLUE CROSS AND BLUE SHIELD OF FLORIDA,
     INC.
GREAT WESTERN INSURANCE COMPANY
MTL INSURANCE COMPANY
FORT DEARBORN LIFE INSURANCE COMPANY
TRUSTMARK INSURANCE COMPANY
AMERICAN-AMICABLE LIFE INSURANCE
     COMPANY OF TEXAS
CATHOLIC UNITED FINANCIAL
COLORADO BANKERS LIFE INSURANCE
     COMPANY
NEW ERA LIFE INSURANCE
IA AMERICAN LIFE INSURANCE COMPANY

By  Advantus Capital Management, Inc.

By:     /s/ Robert G. Diedrich
               Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Adviser By: /s/ John B. Wheeler Name: John B. Wheeler Title: Managing Director

C.M. LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Adviser By: /s/ John B. Wheeler Name: John B. Wheeler Title: Managing Director

MASSMUTUAL ASIA LIMITED By: Babson Capital Management LLC as Investment Adviser By: /s/ John B. Wheeler Name: John B. Wheeler Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.

RIVERSOURCE LIFE INSURANCE COMPANY By: /s/ Thomas W. Murphy Name: Thomas W. Murphy Title: Vice President - Investments

SCHEDULE A
(to Note Purchase Agreement)

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group Three Gateway Center, 18th Floor 100 Mulberry Street Newark, NJ 07102 Attention: Vice President, Lease Finance	$17,500,000

(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.:  021-000-021

Account Name:  Prudential Managed Portfolio
Account No.:  P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3" and the due date and application (as among principal, interest and Make Whole Amount) of the payment being made.

(2)
Address for all notices relating to payments:

     The Prudential Insurance Company of America
      c/o Investment Operations Group
     Gateway Center Two, 10th Floor
     100 Mulberry Street
     Newark, NJ  07102-4077

Attention:  Manager, Billings and Collections

(3)
Address for all other communications and notices:
The Prudential Insurance Company of America
c/o Prudential Capital Group
Three Gateway Center, 18th Floor
100 Mulberry Street
Newark, NJ  07102
Attention:  Vice President, Lease Finance

(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification No.: 22-1211670

(7)
Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Three Gateway Center, 18th Floor
100 Mulberry Street
Newark, NJ  07102

Attention:  Caryn Hemsworth, Esq.
Telephone:  (973) 367-2308

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
UNITED OF OMAHA LIFE INSURANCE COMPANY c/o Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Three Gateway Center, 18th Floor 100 Mulberry Street Newark, NJ 07102 Attention: Vice President, Lease Finance	$8,075,000

(1)
All principal, interest and Make Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
ABA No.:  021-000-021
Private Income Processing
For Credit to account:  900-9000200
For further credit to Account Name:  United of Omaha Life Insurance Company
For further credit to Account Number:  G09588

Each such wire transfer shall set forth the name of the Company, a reference to "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3" and the due date and application (as among principal, interest and Make Whole Amount) of the payment being made.

(2)
All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
ABA No. 021-000-021
Account No. G09588
Account Name:  United of Omaha Life Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3" and the due date and application (e.g. type of fee) of the payment being made.

(3)	Address for all notices relating to payments: JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing - G. Ruiz a/c: G09588

(4)
Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Three Gateway Center, 18th Floor
100 Mulberry Street
Newark, NJ  07102

Attention:   Vice President, Lease Finance

(5)	Name of Nominee in which Notes are to be issued: None

(6)	Tax Identification No.: 47-0322111

(7)
Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention:  Physical Receive Department

Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number (United of Omaha Life Insurance Company; Account Number:  G09588).

With a copy to: Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 102 Attention: Trade Management, Manager Telephone: (973) 367-3141

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ZURICH AMERICAN INSURANCE COMPANY c/o Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Three Gateway Center, 18th Floor 100 Mulberry Street Newark, NJ 07102 Attention: Vice President, Lease Finance	$5,385,000

(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Hare & Co.
c/o The Bank of New York
ABA No.:  021-000-018
BNF:  IOC566
Attn:  William Cashman
Ref:  ZAIC Private Placements #399141

Each such wire transfer shall set forth the name of the Company, a reference to "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3" and the due date and application (as among principal, interest and Make Whole Amount) of the payment being made.

(2)
All notices of payments and written confirmation of such wire transfers:

Zurich North America
Attn:  Treasury T1-19
1400 American Lane
Schaumburg, IL  60196-1056

Contact:  Mary Fran Callahan, Vice President-Treasurer
Telephone:  (847) 605-6447
Facsimile:  (847) 605-7895
E-mail:  mary.callanhan@zurichna.com

(3)
Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Three Gateway Center, 18th Floor
100 Mulberry Street
Newark, NJ  07102

Attention:  Vice President, Lease Finance

(4)	Name of Nominee in which Notes are to be issued: Hare & Co.

(5)	Tax Identification No.: 13-6062916

(6)
Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Bank of New York
Window A
One Wall Street, 3rd Floor
New York, NY  10286

Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number (Zurich American Insurance Co.-Private Placements; Account Number:  399141).

With a copy to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ  07102
Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FARMERS NEW WORLD LIFE INSURANCE COMPANY c/o Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Three Gateway Center, 18th Floor 100 Mulberry Street Newark, NJ 07102 Attention: Vice President, Lease Finance	$4,040,000

(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.:  021000021
Account No.:  9009000200
Account Name:  SSG Private Income Processing
For further credit to Account P58834 Farmers NWL

Each such wire transfer shall set forth the name of the Company, a reference to "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)
All notices of payments and written confirmation of such wire transfers:

Jim DeNicholas - Director, Investment Operations/Accounting
and
Laszlo Heredy - Vice President & Chief Investment Officer
Farmers Insurance Company
4680 Wilshire Blvd., 4th Floor
Los Angeles, CA  90010

Joann Bronson - Director, Investments & Separate Accounts
and
Oscar Tengtio - Vice President & Chief Financial Officer
Farmers New World Life Insurance Company
3003 77th Avenue Southeast, 5th Floor
Mercer Island, WA  98040-2837

(3)
Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Three Gateway Center, 18th Floor
100 Mulberry Street
Newark, NJ  07102
Attention:  Vice President, Lease Finance

(4)	Name of Nominee in which Notes are to be issued: None

(5)	Tax Identification No.: 91-0335750

(6)
Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

JP Morgan Chase Bank
4 New York Plaza, Ground Floor Window
New York, NY  10004

Attention:  Jennifer John
Telephone:  (212) 623-5953

Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number ("P58834 – Farmers New World Life Private Placement") and CUSIP information.

With a copy to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MINNESOTA LIFE INSURANCE COMPANY 400 Robert Street North St. Paul, Minnesota 55101 Attention: Advantus Capital Management, Inc. Facsimile: (651) 223-5029	$9,300,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

     Mellon Bank, Pittsburgh, PA
     ABA#:  011001234
     DDA#:  048771
     Account Name:  Minnesota Life Insurance Company
     Account #:  ADFF0106002
     Cost Code:  1167
     Ref:  Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due
     August 5, 2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0417830

Deliver Notes to:

Minnesota Life Insurance Company
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Kathleen Posus  (651) 665-7873

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
UNITED INSURANCE COMPANY OF AMERICA c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$3,700,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Bank of New York
     ABA # 021 000 018
     Credit A/C#:  GLA111565
     A/C Name:  Institutional Custody Insurance Division
     FFC:  Custody Account # 367937
     Custody Name:  United Insurance Company of America

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to:  privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Hare & Co.

Taxpayer I.D. Number:  36-1896670

Deliver Notes to:

     The Bank of New York
     One Wall Street
     3rd Floor - Window A
     New York, New York  10286
     Account Name:  United Insurance Company of America (Advantus Capital Management)
     Account #367937

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$2,200,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

Comerica Bank Detroit, MI ABA #072-000-096

For credit to:	Trust Operation - Fixed Income Unit Cost Center 98530 Account Number: 21585-98530

For further credit to: Farm Bureau Life Insurance Company of Michigan - Account Number: 1085001633

Ref: Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-6056370

Deliver Notes to: Comerica Bank Attn: Dan Molnar MC 3462 411 West Lafayette Detroit, MI 48275-3404 Reference: Farm Bureau Life Insurance Company of Michigan Internal Account Number: 1085001633

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN FIDELITY ASSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$1,070,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     First Fidelity Bank, N.A.
     ABA #103002691
     Account name: InvesTrust
     Acct #:  2000528686
     FFC:  American Fidelity Assurance Company
     Account #:  52010414
     Attn:  Debbie Sinard (405) 843-7177

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  FFB Registration

Taxpayer I.D. Number:  73-0714500

Deliver Notes to:

     InvesTrust
     5100 N Classen Suite 620
     Oklahoma City, OK  73118
     Account Name: American Fidelity Assurance Company
     Account Number: 52010414
     Contact: Trust Op
     Phone Number: 405-843-7177

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN REPUBLIC INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$1,070,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     Wells Fargo Bank, N.A.
     ABA #121000248
     BNFA=0000840245 (include all 10 digits)
     BNF=Trust Wire Clearing
     FFC Attn: Income Collections, a/c #20983400
     For further credit to:  American Republic Insurance Co.
     Account Number:  20983400

Ref: Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Wells Fargo Bank N.A. as custodian for American Republic Insurance Company

Taxpayer I.D. Number:  42-0113630

Deliver Notes to:

     Duane (Dewey) Johnson
     Wells Fargo – Investment Mgr Relations
     MAC N9306-036
     733 Marquette Ave, 3rd Fl.
     Minneapolis, MN  55479
     Account Name:  American Republic Insurance Company
     Account Number:  20983400

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$1,000,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     Federal Reserve Bank of Boston
     ABA#011001234
     DDA#048771
     Blue Cross Blue Shield of Florida, F1BF5314632

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
      2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Hare & Co.

Taxpayer I.D. Number:  59-2015694

Deliver Notes to:

     Mellon Securities Trust Co.
     One Wall Street
     3rd Floor-Receive Window C
     New York, NY  10286
     Acct Name:  Blue Cross and Blue Shield of Florida, Inc.
     Acct #:     F1BF5314632

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
Great Western Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$800,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     Wells Fargo Bank N.A.
     ABA #:  121000248
     BNFA:  0000840245 (must use all 10 digits)
     Beneficiary Acct Name:  Trust Wire Clearing
     Wells Fargo Acct Name:  Great Western Insurance Company
     Wells Fargo Acct #:  22706907
     Contact Name:  Duane Johnson (612) 667-6723

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Wells Fargo Bank N.A. as Custodian for Great Western Insurance Company

Taxpayer I.D. Number:  87-0395954

Deliver Notes to:

     Duane (Dewey) Johnson
     Wells Fargo – Investment Mgr Relations
     MAC N9306-036
     733 Marquette Ave, 3rd Fl.
     Minneapolis, MN  55479
     Account Name:  Great Western Insurance Company
     Account Number:  22706907

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MTL INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$800,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152
     For credit to: Account Number:  5186041000

     For further credit to:  MTL Insurance Company
     Account Number: 26-00621
     Attn:  Income Collections

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-1516780

Deliver Notes to:

     Northern Trust Co
     Harborside Financial Center 10
     Suite 1401
     3 Second Street
     Jersey City NJ  07311
     Attn:  Jose' Mero - Settlements for Account #26-00621
     Account Name:  MTL Insurance Company

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
FORT DEARBORN LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$660,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152
     For credit to: Account Number:  5186041000
     For further credit to:  FDLIC – ADV GENERAL
     Account Number: 2671442
     Attn:  Income Collections

     *Depending on the type of payment, the wire should state:
      Interest/Dividends/Principal and Interest Breakdown
     Cusip, Security Description, Rate, Due date
     For CMO'S – Class Issue and Fee

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-2598882

Deliver Notes to:

     Northern Trust Company of New York
     Harborside Financial Center 10, Suite 1401
     3 Second Street
     Jersey City, NJ  07311
     Account #: 2671442, FDLIC – ADV GENERAL
     Attn:  Jose Mero or Ruby Vega

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FORT DEARBORN LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$660,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152
     For credit to: Account Number:  5186041000
     For further credit to:  FDLIC – ADV EIA
     Account Number: 2671444
     Attn:  Income Collections

     *Depending on the type of payment, the wire should state:
     Interest/Dividends/Principal and Interest Breakdown
     Cusip, Security Description, Rate, Due date
     For CMO'S – Class Issue and Fee

     Ref:  Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-2598882

Deliver Notes to:

     Northern Trust Company of New York
     Harborside Financial Center 10, Suite 1401
     3 Second Street
     Jersey City, NJ  07311
     Account #:  2671444, FDLIC – ADV EIA
     Attn:  Jose Mero or Ruby Vega

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FORT DEARBORN LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$660,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152
     For credit to: Account Number:  5186041000
     For further credit to:  FDLIC – ADVANTUS INSURED
     Account Number:  2671446
     Attn:  Income Collections

     *Depending on the type of payment, the wire should state:
     Interest/Dividends/Principal and Interest Breakdown
     Cusip, Security Description, Rate, Due date
     For CMO'S – Class Issue and Fee

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-2598882

    Deliver Notes to:

     Northern Trust Company of New York
     Harborside Financial Center 10, Suite 1401
     3 Second Street
     Jersey City, NJ  07311
     Account #:  2671446, FDLIC – ADVANTUS INSURED
     Attn:  Jose Mero or Ruby Vega

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FORT DEARBORN LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$660,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152
     For credit to: Account Number:  5186041000
     For further credit to:  FDLIC – ADVANTUS C & S
     Account Number:  2671447
     Attn:  Income Collections

     *Depending on the type of payment, the wire should state:
     Interest/Dividends/Principal and Interest Breakdown
     Cusip, Security Description, Rate, Due date
     For CMO'S – Class Issue and Fee

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-2598882

   Deliver Notes to:

     Northern Trust Company of New York
     Harborside Financial Center 10, Suite 1401
     3 Second Street
     Jersey City, NJ  07311
     Account #:  2671447, FDLIC – ADVANTUS C & S
     Attn:  Jose Mero or Ruby Vega

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRUSTMARK INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$530,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152

     For credit to: Account Number 5186041000

     For further credit to:  Trustmark Insurance Company
     Account #26-11938
     Attn:  Income Collections

     *Depending on the type of payment, the wire should state:
     Interest/Dividends/Principal and Interest Breakdown
     Cusip, Security Description, Rate, Due date
     For CMO'S – Class Issue and Fee

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-0792925

   Deliver Notes to:

     Northern Trust Company of New York
     Harborside Financial Center 10, Suite 1401
     3 Second Street
     For Acct#: 26-11938, Trustmark Insurance Company
     Jersey City, NJ  07311
     Attn:  Jose Mero

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN-AMICABLE LIFE INSURANCE COMPANY OF TEXAS c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$530,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     Wells Fargo Bank N.A.
     ABA #: 121000248
     BNFA:  0000840245 (must use all 10 digits)
     Beneficiary Acct Name:  Trust Wire Clearing
     Wells Fargo Acct Name:  American-Amicable Life Insurance Company of Texas
     Wells Fargo Acct #:  24004700
     Contact Name:  Duane Johnson (612) 667-6723

     Ref:  Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Wells Fargo Bank N.A. FBO American-Amicable Life Insurance Company of Texas

Taxpayer I.D. Number:  74-2179909

Deliver Notes to:

     Duane (Dewey) Johnson
     Wells Fargo – Investment Mgr Relations
     MAC N9306-036
     733 Marquette Ave, 3rd Fl.
     Minneapolis, MN 55479
     Account Name: American-Amicable Life Insurance Company of Texas
     Account Number:  24004700

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CATHOLIC UNITED FINANCIAL c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$530,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     Wells Fargo Bank N.A.
     ABA #: 121000248
     BNFA:  0000840245 (must use all 10 digits)
     Beneficiary Acct Name:  Trust Wire Clearing
     Wells Fargo Acct Name:  Catholic United Financial
     Wells Fargo Acct #:  23825801
     Contact Name:  Duane Johnson (612) 667-6723

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Wells Fargo Bank N.A. FBO Catholic United Financial

Taxpayer I.D. Number:   41-0182070

Deliver Notes to:

     Duane (Dewey) Johnson
     Wells Fargo – Investment Mgr Relations
     MAC N9306-036
     733 Marquette Ave, 3rd Fl.
     Minneapolis, MN  55479
     Account Name:  Catholic United Financial
     Account Number:  23825801

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
COLORADO BANKERS LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$425,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     The Northern Chgo/Trust
     ABA #071-000-152
     For credit to:  Account Number:  5186041000

     For further credit to:  Colorado Bankers
     Account Number: 2670853
     Attn:  Income Collections

     *Depending on the type of payment, the wire should state:
     Interest/Dividends/Principal and Interest Breakdown
     Cusip, Security Description, Rate, Due date
     For CMO'S – Class Issue and Fee

     Ref:   Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  84-0674027

 Deliver Notes to:

     Northern Trust Company of New York
     Harborside Financial Center 10, Suite 1401
     3 Second Street
     Jersey City, NJ  07311
     Account #:  2670853, Colorado Bankers
     Attn:  Jose Mero or Ruby Vega

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW ERA LIFE INSURANCE c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$265,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     JP Morgan Chase
     ABA#:  021000021
     FFC to 9009000127
     Account:  P05155
     Account Name:  New Era Life Insurance

     Ref:  CUSIP 84611# AD3
     Account number - #P05155
     Account name – New Era Life Insurance
     Nominee – Cudd & Co
     Principal and interest -
     Rate - 5.54%
     Maturity- August 5, 2021

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Cudd & Co

Taxpayer I.D. Number:   74-2552025

 Deliver Notes to:

     JPMorgan Chase Bank, N.A.
     4 Chase Metrotech Center
     3rd Floor
     Brooklyn, NY  11245-0001
     Attn:  Physical Receive Department
     Account # P05155

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
IA AMERICAN LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101 Attention: Client Administrator	$140,000

Payments

Private Placement payments and all other payments shall be made by wire transfer to immediately available funds to:

     BK OF NYC
     ABA #: 021000018
     GLA 111-565
     TRUST #:  273304
     A/C Name:  IA American Life Insurance Company

     Ref:  Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5,
     2021, PPN 84611# AD3, P&I Breakdown

Notices

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.  If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent as first provided above.

Name of Nominee in which Notes are to be issued:  Hare & Co.

Taxpayer I.D. Number:  13-3036472

Deliver Notes to:

     The Bank of New York
     One Wall Street – 3rd floor, INCOMING WINDOW
     New York, NY 10286
     For Account #: 273304
     Account Name:  IA American Life Insurance Company

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	$15,800,000

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3", interest and principal), to:

     MassMutual Co-Owned Account
     Citibank
     New York, New York
     ABA # 021000089
     Acct # 30510685
     Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention:  Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850 (MassMutual)

DTTP No.:  13/M/63867/DTTP

Deliver Notes to:

     Babson Capital Management LLC
     1500 Main Street, Suite 2800
     Springfield, MA  01115
     Attention:  Andrew M.A. Gould, Esq.
     Phone:  (413) 226-0537

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
C.M. LIFE INSURANCE COMPANY c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-1589 Attention: Securities Investment Division	$2,000,000

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3", interest and principal), to:

     MassMutual Co-Owned Account
     Citibank
     New York, New York
     ABA # 021000089
     Acct # 30510685
     Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention:  Securities Custody and Collection Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

DTTP No.:  13/C/65904/DTTP

Deliver Notes to:

     Babson Capital Management LLC
     1500 Main Street, Suite 2800
     Springfield, MA  01115
     Attention:  Andrew Gould, Counsel
     Phone:  (413) 226-0537

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MASSMUTUAL ASIA LIMITED c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	$2,200,000

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3", interest and principal), to:

     Gerlach & Co.
     c/o Citibank, N.A
     ABA #021000089
     Concentration Account 36112805
     Attention:  Judy Rock
     FFC:  MassMutual Asia 849195
     Name of Security, PPN Number

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1803 or (413) 226-1754.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

     MassMutual Asia Limited
     c/o Babson Capital Management LLC
     1500 Main Street, Suite 200
     P. O. Box 15189
     Springfield, Massachusetts  01115-5189
     Attention:  Securities Custody and Collection Department

Corporate action notifications should be addressed:

     Citigroup Global Securities Services
     Attention:  Corporate Action Department
     3800 Citibank Center Tampa
     Building B Floor 3
     Tampa, Florida  33610-9122

Name of Nominee in which Notes are to be issued:  Gerlach & Co.

Deliver Notes to:

     Citibank NA
     399 Park Avenue
     Level B Vault
     New York, New York 10022
     For Account Number 849195

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
RiverSource Life Insurance Company (942) c/o Columbia Management Investment Advisers, LLC 216 Ameriprise Financial Center Minneapolis, Minnesota 55474 Attn: Fixed Income Investment Department - Private Placements Telephone: (612) 671-2400 Facsimile: (612) 671-2180	$18,000,000

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3", interest and principal), to:

ABA#:	021000021
Bank:	JPMorgan Chase Bank
Beneficiary #:	9009000127
Beneficiary Name:	JPMorgan Chase Bank
For further credit to:	P01174
Additional instructions:	RiverSource Life Insurance Company PPN 84611# AD3 Information as to principal and interest Identification of source and application of funds

Notices

Address for Notices Related to Payments:

     RiverSource Life Insurance Company
     JPMorgan Chase Bank, N.A.
     Attention:  Jamshid Irshad@jpmorgan.com
     Amit K Aswani@jpmorgan.com
     Donna Preston@jpmorgan.com
     Fonda J Mitchell@jpmorgan.com
     Telephone:  (469) 477-8185
     Facsimile:  (469) 477-1904

A duplicate copy for all unscheduled payments of interest and/or principal to:

     Columbia Management Investment Advisers, LLC
     216 Ameriprise Financial Center
     Minneapolis, Minnesota  55474
     Attn:  Fixed Income Investment Dept - Private Placements
     Telephone:  (612) 671-2400
     Facsimile:  (612) 671-2180

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Cudd & Co

Taxpayer I.D. Number (Cudd & Co):  13-6022143

Deliver Notes to:

     JPMorgan Chase Bank, N.A.
     4 Chase Metrotech Center, 3rd Floor
     Brooklyn, NY  11245-0001
     Attention:  Physical Receive Department
     Telephone:  718-242-0273 (Bob Freedman)
     Physical Securities Processing
     Reference:  P01174
     cc:  via email:  chris.h.patton@columbiamanagement.com or facsimile:  (612) 547-2670

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
RiverSource Life Insurance Company (944) c/o Columbia Management Investment Advisers, LLC 216 Ameriprise Financial Center Minneapolis, Minnesota 55474 Attn: Fixed Income Investment Department - Private Placements Telephone: (612) 671-2400 Facsimile: (612) 671-2180	$2,000,000

Payments

All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as "Sovran Self Storage, Inc., 5.54% Senior Guaranteed Notes, Series D, due August 5, 2021, PPN 84611# AD3", interest and principal), to:

ABA#:	021000021
Bank:	JPMorgan Chase Bank
Beneficiary #:	9009000127
Beneficiary Name:	JPMorgan Chase Bank
For further credit to:	P01176
Additional instructions:	RiverSource Life Insurance Company PPN 84611# AD3 Information as to principal and interest Identification of source and application of funds

Notices

Address for Notices Related to Payments:

     RiverSource Life Insurance Company
     JPMorgan Chase Bank, N.A.
     Attention:  Jamshid Irshad@jpmorgan.com
     Amit K Aswani@jpmorgan.com
     Donna Preston@jpmorgan.com
     Fonda J Mitchell@jpmorgan.com
     Telephone:  (469) 477-8185
     Facsimile:  (469) 477-1904

A duplicate copy for all unscheduled payments of interest and/or principal to:

     Columbia Management Investment Advisers, LLC
     216 Ameriprise Financial Center
     Minneapolis, Minnesota  55474
     Attn:  Fixed Income Investment Dept - Private Placements
     Telephone:  (612) 671-2400
     Facsimile:  (612) 671-2180

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Cudd & Co

Taxpayer I.D. Number (Cudd & Co):  13-6022143

Deliver Notes to:

     JPMorgan Chase Bank, N.A.
     4 Chase Metrotech Center, 3rd Floor
     Brooklyn, NY  11245-0001
     Attention: Physical Receive Department
     Telephone: 718-242-0273 (Bob Freedman)
     Physical Securities Processing
     Reference:  P01176
     cc:  via email:  chris.h.patton@columbiamanagement.com or facsimile:  (612) 547-2670

SCHEDULE B
(to Note Purchase Agreement)

DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "2003 Note Purchase Agreement" means the Note Purchase Agreement dated as of September 4, 2003, among Sovran, SALP, and the several Purchasers identified therein, as amended by the First Amendment to Note Purchase Agreement dated as of May 16, 2005, as further modified by the Waiver, Consent and Second Amendment to Note Purchase Agreement dated as of April 26, 2006, as further modified by the Consent and Third Amendment to Note Purchase Agreement dated as of June 22, 2006, as further modified by the Fourth Amendment and Waiver to Note Purchase Agreement dated as of May 11, 2009, and as may be further amended, modified, renewed, replaced, refunded or refinanced from time to time.

          "2006 Note Purchase Agreement" means the Note Purchase Agreement dated as of April 26, 2006, among Sovran, SALP, and the several Purchasers identified therein, as amended by the Consent and First Amendment thereto dated as of June 22, 2006, as further amended by the Second Amendment and Waiver thereto dated as of May 11, 2009, and as may be further amended, modified, renewed, replaced, refunded or refinanced from time to time.

          "Adjusted Unencumbered Property NOI" means, with respect to any fiscal period for any Unencumbered Property, the net income of such Unencumbered Property during such period, as determined in accordance with GAAP, before deduction of (a) gains (or losses) from debt restructurings or other extraordinary items (provided such deduction shall not include extraordinary items that include liquidated damages, compensatory damages or other obligations arising out of an Obligor's default under an agreement to purchase or lease Real Estate) relating to such Unencumbered Property, and (b) income taxes; plus (x) interest expense relating to such Unencumbered Property and (y) depreciation and amortization relating to such Unencumbered Property; minus a recurring capital expense reserve equal to ten cents ($0.10) per net rentable square foot multiplied by the total net rentable square feet of such Unencumbered Property.

          "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of either Obligor or any Subsidiary or any Person of which either Obligor and such Obligor's Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of an Obligor.

          "Anti-Money Laundering" is defined in Section 5.16(c).

          "Bank Credit Agreement" means that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 5, 2011 among the Obligors, Manufacturers and Traders Trust Company, as administrative agent and lender, and the other financial institutions which are party thereto, as such agreement may be amended, modified, renewed, replaced, refunded or refinanced from time to time and any successor bank credit facility which constitutes the primary bank credit facility of the Obligors.

          "Blocked Person" is defined in Section 5.16(a).

          "Budgeted Project Costs" means, with respect to Construction-In-Process, the total budgeted project cost of such Construction-In-Process; provided that for Construction-In-Process owned by any Partially-Owned Entity, the Budgeted Project Cost of such Construction-In-Process shall be the applicable Obligor's pro-rata share of the total budgeted project cost of such Construction-In-Process (based on the greater of (x) such Obligor's percentage equity interest in such Partially-Owned Entity or (y) the Obligor's obligation to provide or liability for providing funds to such Partially-Owned Entity).

          "Building" means, individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate and intended for income production.

          "Business Day" means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

          "Capitalization Rate" means the rate equal to eight and one-half of one percent (8.50%); provided however, that the Capitalization Rate shall be reviewed from time to time by the holders of Notes and shall be subject to adjustment by the Required Holders, in their sole discretion, based upon market conditions for comparable property types; provided further that the Capitalization Rate may only be adjusted once during the term of this Agreement and may only be adjusted at such time by up to .50%.

          "Capitalized Leases" means leases under which any Obligor or any of its Subsidiaries or any Partially-Owned Entity is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          "Capitalized Unencumbered Property Value" means, as of any date of determination with respect to an Unencumbered Property, an amount equal to Adjusted Unencumbered Property NOI for such Unencumbered Property for the most recent two (2) complete fiscal quarters multiplied by two (2), with the product being divided by the Capitalization Rate.  The calculation of Capitalized Unencumbered Property Value shall be adjusted as set forth in Section 10.20 hereof.

          "Cash and Cash Equivalents" means, collectively, unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government, and (iii) domestic and

Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

          "Change of Control" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of (a) 20% or more of the outstanding shares of common stock of Sovran; or (b) 33% or more in the aggregate of the outstanding limited partnership interests of SALP (other than by Sovran and its Wholly-Owned Subsidiaries); or (ii) Holdings ceasing to be the sole general partner and sole investment manager of SALP; or (iii) Sovran and its Wholly-Owned Subsidiaries cease to beneficially own 100% of the capital stock of Holdings; or (iv) during any period of twelve consecutive calendar months, individuals who were directors of Sovran on the first day of such period (together with directors whose election by the Board of Directors or whose nomination for election by Sovran's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the date of Closing or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of Sovran.

          "CISADA" means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Confidential Information" is defined in Section 20.

          "Consolidated Adjusted EBITDA" means, for any period, an amount equal to the consolidated net income of the Obligors and their respective Subsidiaries for such period, as determined in accordance with GAAP, excluding (a) gains (or losses) from the sale of real property or interests therein, debt restructurings and other extraordinary items (provided such exclusion shall not include extraordinary items that include liquidated damages, compensatory damages or other obligations arising out of an Obligor's default under an agreement to purchase or lease Real Estate), (b) minority interest attributable to an Obligor or a Subsidiary Guarantor, and (c) income taxes; plus (x) interest expense and (y) depreciation and amortization, minus a recurring capital expense reserve in an amount equal to ten cents ($0.10) per net rentable square foot multiplied by the total net rentable square feet of all Real Estate; all after adjustments for unconsolidated partnerships, joint ventures and other entities.  The calculation of Consolidated Adjusted EBITDA shall be further adjusted as set forth in Section 10.20 hereof.

          "Consolidated Assumed Amortizing Unsecured Debt Service Charges" means, as of any date of determination, an amount equal to the assumed interest and principal payments for an imputed six-month period on all Unsecured Debt of the Obligors and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, which is outstanding on such date based upon a two hundred and forty (240) month mortgage style amortization schedule and an annual interest rate equal to the greater of (x) the sum of two percent (2%) plus the imputed ten (10) year United States Treasury bill yield as of such date based upon published quotes for Treasury bills having ten (10) years to maturity and (y) 7.5%.  For example, if the imputed ten (10) year United States Treasury bill yield as of such date were 6% and the total amount of Unsecured Debt of the Obligors and their respective Subsidiaries on such date were $100,000, Consolidated Assumed Amortizing Unsecured Debt Service Charges would be equal to $5,019 (e.g., six-month period, at $10,038 per annum).

          "Consolidated Capitalized Value" means as of any date of determination, an amount equal to Revised Consolidated Adjusted EBITDA for the most recent two (2) completed fiscal quarters multiplied by two (2), with the product being divided by the Capitalization Rate.  The calculation of Consolidated Capitalized Value shall be adjusted as set forth in Section 10.20 hereof.

          "Consolidated Debt Service Charges" means with respect to the Obligors and their Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period plus (b) any and all scheduled repayments of principal (excluding balloon payments of principal due upon the stated maturity of any Debt) during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Obligors or any of their Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Debt of the type referred to above of another Person guaranteed by the Obligors or any of their Subsidiaries.  Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

          "Consolidated Fixed Charges" means with respect to the Obligors and their Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period plus (b) any and all scheduled repayments of principal (excluding balloon payments of principal due upon the stated maturity of any Debt) during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Obligors or any of their Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Debt of the type referred to above of another

Person guaranteed by the Obligors or any of their respective Subsidiaries, plus (c) Preferred Dividends for such period.  Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

          "Consolidated Secured Debt" means as of any date of determination, the aggregate principal amount of all Debt of the Obligors and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, which is outstanding at such date and which is secured by a Lien on properties or other assets of such Persons, without regard to Recourse.

          "Consolidated Tangible Net Worth" means as of any date of determination, the Gross Asset Value minus Consolidated Total Liabilities.

          "Consolidated Total Interest Expense" means, for any period, the aggregate amount of interest required to be paid or accrued by the Obligors and their Subsidiaries during such period on all Debt of the Obligors and their Subsidiaries outstanding during all or part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money; provided that such fees paid in connection with the borrowing of money may be amortized over the period of the applicable loan.

          "Consolidated Total Liabilities" means as of any date of determination, all liabilities of the Obligors and their respective Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Obligors and their respective Subsidiaries, and all Debt of the Obligors and their respective Subsidiaries, whether or not so classified.  The calculation of Consolidated Total Liabilities shall be adjusted as set forth in Section 10.20 hereof.

          "Consolidated Unsecured Debt" means as of any date of determination, the aggregate principal amount of all Unsecured Debt of the Obligors and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, which is outstanding at such date, including, without limitation, all obligations under the Bank Credit Agreement, determined on a consolidated basis in accordance with GAAP, without regard to Recourse.

          "Construction-In-Process" means any Real Estate for which any Obligor, any Subsidiary  or any other Partially-Owned Entity is actively pursuing construction, renovation, or expansion of Buildings, all pursuant to such Person's ordinary course of business.

          "Controlled Entity" means any of the Subsidiaries of any Obligor and any of their or any Obligor's respective Controlled Affiliates. As used in this definition, Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Debt" means, with respect to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, including, without limitation: (a) all obligations for borrowed money and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations (i) under any Capitalized Lease or (ii) under any Synthetic Lease or (iii) which are "off balance sheet" transactions having the same practical effect as to such Person's financial position as a transaction that would be a liability of such Person on the balance sheet; (d) all obligations to purchase, redeem, retire, or otherwise acquire for value any shares of capital stock of any class issued by such Person or any rights to acquire such shares; (e) all obligations under any forward contract, futures contract, swap, option or other financing arrangement, the value of which is dependent upon interest rates, currency exchange rates, commodities, any Obligor's or Subsidiary Guarantor's present or future beneficial interest, shares or security trading value, or other indices; (f) the amount of payments received by such person in any forward equity transaction by which such payments are received by such Person in consideration for the sale of stock or partnership units in such Person when the delivery and/or the determination of the amount of the stock or units so sold occurs later than one (1) month after such Person receives such payment, but only to the extent that the obligation to deliver such stock or units is not payable solely in the stock or units of such Person; (g) all guarantees for borrowed money, endorsements and other contingent obligations, whether direct or indirect, in respect of Debt or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements) to or in any manner to invest in, directly or indirectly, the debtor, to purchase Debt, or to assure the owner of Debt against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Debt held by such owner or otherwise, and the reimbursement obligations in respect of any letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (h) all obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (i) all obligations issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (j) all sales of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith; and (k) all obligations in respect of Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt provide that such person is not liable therefor and such terms are enforceable under applicable law.  The calculation of Debt of any Person shall be adjusted as set forth in Section 10.20.

          "Debt Lien" is defined in Section 10.4(b).

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by JP Morgan Chase Bank, NA in New York, New York as its "base" or "prime" rate.

          "Disclosure Documents" is defined in Section 5.3.

          "Disqualifying Building Event" means any structural or repair and maintenance matter (other than a Release) as to any Building or any Real Estate that in the Required Holders' reasonable opinion will require the expenditure of $250,000 or more to remedy or complete such matter and the remediation or completion of which is required by prudent real estate ownership or operation.

          "Disqualifying Environmental Event" means any Release or threatened Release of Hazardous Substances, any violation of Environmental Laws or any other similar environmental event with respect to a Real Estate that causes (y) the occupancy or rent of such Real Estate to be adversely affected, as compared to what otherwise would have been the occupancy or rent of such Real Estate in the absence of such environmental event or (z) such Real Estate to no longer be financeable on a secured, long-term debt basis under the then generally accepted underwriting standards of national institutional lenders.

          "Disqualifying Legal Event" means any violation or non-compliance with any applicable law, statute, rule or regulation (other than an Environmental Law) with respect to any Real Estate, which requires cure or compliance for prudent real estate ownership or operation.

          "Distribution" means, with respect to:

     (i)     SALP, any distribution of cash or other cash equivalent, directly or indirectly, to the partners or other equity interest holders of SALP; or any other distribution on or in respect of any partnership interests of SALP; and

     (ii)     Sovran, the declaration or payment of any dividend or any other distribution on or in respect of any shares of any class of capital stock of Sovran, other than dividends payable solely in shares of common stock of Sovran.

          "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with either Obligor under Section 414 of the Code.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Subsidiary" means (i) so long as the only property or assets owned by such entity is the HQ Land, Iskalo Land Holdings, LLC, a New York limited liability company, and (ii) a Subsidiary that (a) has Debt outstanding secured by a Lien on its real property, which Debt was incurred (or assumed) in connection with such Subsidiary's acquisition or improvement of such real property (referred to hereinafter as "Mortgage Debt") and (b) is prohibited pursuant to the loan or other financing documents evidencing such Mortgage Debt from guaranteeing Debt of other Persons; provided that the principal amount of such Mortgage Debt may not be increased and the original scheduled maturity date thereof may not be extended (including, in each case, in connection with an amendment or modification or refinancing of such Mortgage Debt), and if there is any such increase in principal amount or extension of maturity, then such Subsidiary shall no longer be considered an Excluded Subsidiary.

          "Fitch" means Fitch IBCA Inc., or any successor thereto.

          "Funds from Operations" means, with respect to any fiscal period of the Obligors, an amount, without double-counting, equal to the consolidated net income of the Obligors and their respective Subsidiaries, as determined in accordance with GAAP, before deduction of real estate related depreciation and amortization, and excluding gains (or losses) from the sale of real property or interests therein (provided such deduction shall not include extraordinary items that include liquidated damages, compensatory damages or other obligations arising out of a default under an agreement to purchase or lease Real Estate), debt restructurings or other extraordinary items, and after adjustments for unconsolidated partnerships, joint ventures or other entities (such adjustments to be calculated to reflect Funds from Operations on the same basis, to the extent that such Funds from Operations attributable to unconsolidated partnerships, joint ventures and other entities are not subject to the claims of any other Person).

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" means

(a)	the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any jurisdiction in which either Obligor or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of either Obligor and any Subsidiary, or

(b)	any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Gross Asset Value" means the sum of:  (a) unrestricted Cash and Cash Equivalents, up to a maximum of $20,000,000; (b) for Real Estate owned in fee simple or subject to a Ground Lease for one fiscal quarter or more, the Consolidated Capitalized Value of all such Real Estate; (c) for Real Estate owned or leased under a Ground Lease for less than one fiscal quarter, the acquisition cost of such Real Estate; (d) the book value of any Construction-In-Process; and (e) the book value of all other non-Real Estate assets, exclusive of any goodwill and other intangible assets, related-party receivables, Other Assets (as defined and appearing in SALP's financial statements), and prepaid expenses.  Notwithstanding the foregoing, Real Estate subject to a Ground Lease shall not exceed 10% of Gross Asset Value.

          "Ground Lease" means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from the date of the Closing; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)
to purchase such Debt or obligation or any property constituting security therefore primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

(b)
to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)
to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)	otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

          In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not be deemed to exceed the maximum amount of Debt that is the subject of such Guaranty.

          "Hazardous Substances" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Obligors pursuant to Section 13.1.

          "Holdings" means Sovran Holdings Inc., a Delaware corporation.

          "HQ Land" means the ten acres of vacant Real Estate near the Sovran headquarter offices in Buffalo, New York.
'
          "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement in substantially the form attached hereto as Exhibit 2.2(b) among the Purchasers, the holders of the notes issued pursuant to the 2003 Note Purchase Agreement and pursuant to the 2006 Note Purchase Agreement, the banks under the Bank Credit Agreement and the beneficiaries of Guaranties executed by the Subsidiary Guarantors.

          "Interest Payment Dates" shall mean the third day of each February and August in each year.

          "Investments" means all expenditures made and all liabilities incurred (contingently or otherwise, but without double-counting):  (i) for the acquisition of stock, partnership or other equity interests or Debt of, or for loans, advances, capital contributions or transfers of property to, any Person; and (ii) for the acquisition of any other obligations of any Person.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) there shall be included as an Investment all interest accrued with respect to Debt constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such

Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          "Joint Venture Lender" shall mean PNC Bank, National Association, GMAC Commercial Mortgage Corporation or any other lender who pursuant to any amendment, waiver, modification, refinancing or other replacement becomes a beneficiary of any Locke Indemnity Agreement.

          "Joint Venture Ownership Interest Value" means as of any date of determination, an amount equal to the pro rata share of Revised Consolidated Adjusted EBITDA attributable to the Obligors from Partially-Owned Entities for the most recent two (2) completed fiscal quarters multiplied by two (2), with the product being divided by the Capitalization Rate.

          "Leases" means leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in or on the Buildings or on the Real Estate by persons other than the Obligors, its Subsidiaries or any Partially-Owned Entity.

          "Leverage Ratio" means as at the end of any fiscal quarter or other date of measurement, the ratio, of Consolidated Total Liabilities to Gross Asset Value, expressed in percentage terms by using Gross Asset Value as the denominator and Consolidated Total Liabilities as the numerator.

          "Lien" is defined in Section 10.2.

          "Locke Indemnity Agreement" means that certain Environmental Indemnity Agreement dated as of November 28, 2001 by SALP in favor of GMAC Commercial Mortgage Corporation ("GMAC"), that certain Guaranty of Recourse Obligations of Borrower dated as of November 28, 2001 by SALP for the benefit of GMAC and that certain Non-Recourse Indemnification Agreement dated as of February 12, 2002 by SALP for the benefit of PNC Bank, National Association, and any amendment, waiver, modification, refinancing or other replacement from time to time of any such agreements.

          "Locke Property" means all parcels of real property owned by Locke Sovran I L.L.C. and Locke Sovran II L.L.C. as of the date hereof.

          "Make-Whole Amount" is defined in Section 8.7.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole, or (b) the ability of the Obligors to perform their respective obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Subsidiary Guaranty or the Notes.

          "Memorandum" is defined in Section 5.3.

          "Moody's" means Moody's Investors Services, Inc., or any successor thereto.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "Net Cash Proceeds" means the net cash proceeds received by any Person in respect of any asset sale, equity issuance or debt issuance less (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such sale or issuance, including the amount (estimated in good faith by such Person) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such sale or issuance; (ii) repayment of Debt that is required to be repaid in connection with such asset sale to the extent permitted under this Agreement; and (iii) required amounts to be provided by the Obligors or any Subsidiary, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such asset sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such asset sale and consented to by the Required Holders or otherwise permitted hereunder.

          "Notes" is defined in Section 1.

          "Obligor Representative" means Sovran, acting on behalf of all of the Obligors.  The holders of the Notes shall be entitled to rely, and all of the Obligors hereby agree that the holders of the Notes may so rely, on any notice given or received or action taken or not taken by Sovran as being authorized by each of the Obligors.

          "OFAC" is defined in Section 5.16(a).

          "OFAC Listed Person" is defined in Section 5.16(a).

          "OFAC Sanctions Program" means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

          "Officer's Certificate" means, with respect to an Obligor, a certificate of a Senior Financial Officer or of any other officer of such Obligor whose responsibilities extend to the subject matter of such certificate.

          "Operating Subsidiaries" means any Subsidiaries of an Obligor that, at any time of reference, provide management, construction, design or other services (excluding any such

Subsidiary which may provide any such services which are only incidental to that Subsidiary's ownership of one or more Real Estate).

          "Partially-Owned Entity(ies)" means any of the partnerships, joint ventures and other entities owning real estate assets in which SALP and/or Sovran collectively, directly or indirectly through its full or partial ownership of another entity, own less than 100% of the equity interests, whether or not such entity is required in accordance with GAAP to be consolidated with Sovran for financial reporting purposes.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Permitted Liens" means liens, security interests and other encumbrances permitted by Section 10.2.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by an Obligor or any ERISA Affiliate or with respect to which an Obligor or any ERISA Affiliate may have any liability.

          "Preferred Dividends" means any dividend, distribution, redemption or payment upon liquidation paid to one class of stockholders of the capital stock of any Person in priority to that to be paid to any other class of stockholders of the capital stock of such Person, including any such dividends paid on preferred operating partnership units.

          "Principal Lending Facility" means, collectively, the Bank Credit Agreement, the 2003 Note Purchase Agreement and the 2006 Note Purchase Agreement.

          "Priority Debt" means, without duplication, the sum of (a) all Consolidated Secured Debt and (b) all Debt of Subsidiaries of Sovran (except Debt of SALP and any Subsidiary Guarantor).

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Purchasers" means the purchasers of the Notes named in Schedule A hereto.

          "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "Rating Agency" means Moody's, S&P, Fitch or another nationally recognized rating agency reasonably acceptable to the Required Holders.

          "Real Estate" means the fixed and tangible properties consisting of land, buildings and/or other improvements owned in fee simple by any Obligor, by any Subsidiary or by any other entity in which an Obligor is the holder of an equity interest at the relevant time of reference thereto, including, without limitation, (i) the Unencumbered Properties at such time of reference, and (ii) the real estate assets owned by each of the Partially-Owned Entities at such time of reference.

          "Recourse" means with reference to any obligation or liability, any liability or obligation that is not Without Recourse to the obligor thereunder, directly or indirectly.  For purposes hereof, a Person shall not be deemed to be "indirectly" liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor's liabilities or obligations (e.g., by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person's being a general partner of such obligor).

          "REIT" means a "real estate investment trust", as such term is defined in Section 856 of the Code.

          "Release" means any actual or threatened releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances.

          "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by an Obligor or any of its Affiliates).

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to an Obligor, any Senior Financial Officer and any other officer of such Obligor with responsibility for the administration of the relevant portion of this Agreement.

          "Revised Consolidated Adjusted EBITDA" means for any period, Consolidated Adjusted EBITDA for such period; plus actual general and administrative expenses of the Obligors and their Subsidiaries for such period to the extent deducted from Consolidated Adjusted EBITDA, minus an implied, management fee in an amount equal to five percent (5%) of consolidated total revenues from Real Estate.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, or any successor thereto.

          "SALP" means Sovran Acquisition Limited Partnership, a Delaware limited partnership.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Sell or Sale" is defined in Section 10.4(b)

          "Senior Financial Officer" means, with respect to an Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

          "Sovran" means Sovran Self Storage, Inc., a Maryland corporation.

          "Sovran Treasury Stock" means Sovran capital stock repurchased and held by Sovran as treasury stock.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of an Obligor.

          "Subsidiary Guarantor" means each of the Subsidiaries identified on Schedule 5.4 as such and, in addition, each Subsidiary of an Obligor that subsequent to the date of Closing becomes a party to the Subsidiary Guaranty in accordance with Section 9.5 of this Agreement.

          "Subsidiary Guaranty" means the Subsidiary Guaranty delivered pursuant to Section 2.2 and each other Subsidiary Guaranty hereafter executed and delivered by a Subsidiary of an Obligor, each to be in substantially the form of Exhibit 2.2(a) hereto.

          "Synthetic Lease" means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

          "Tower Lease" means a lease with a communication carrier or a tower development firm pursuant to which such carrier or firm will occupy a portion of a self-storage property for the purpose of using and/or constructing a monopole or tower or other structure thereon to which will be attached communications equipment and antennae, provided that any such Lease shall contain a relocation clause permitting relocation of the demised premises on the Real Estate site where the demised premises are located to allow re-use or re-development of such Real Estate site, and further provided that such relocation clause shall not be required (i) in any Tower Lease in existence as of the date hereof, or (ii) in any pre-existing Tower Lease on Real Estate hereafter acquired.

          "Unencumbered Property" means any Real Estate owned in fee simple or subject to a Ground Lease located in the contiguous United States that on any date of determination: (a) is not subject to any Liens (including any such Lien imposed by the organizational documents of the owner of such asset, but excluding Permitted Liens), as certified by an officer of the Obligor Representative on the date of Closing or such later date on which such Real Estate becomes an Unencumbered Property, (b) is not the subject of any matter that could reasonably be expected to have a Material Adverse Effect on the value of such Real Estate, (c) is not the subject of a Disqualifying Environmental Event, a Disqualifying Building Event or a Disqualifying Legal Event, in each case as certified by an officer of the Obligor Representative on the date of Closing or such later date on which such Real Estate becomes an Unencumbered Property, (d) has been improved with a Building or Buildings which (1) have been issued a certificate of occupancy (where available) or is otherwise lawfully occupied for its intended use, (2) are fully operational and (3) subsequent to the date that is twenty-four (24) months after the acquisition date of such Real Estate, have an average rent-paying occupancy rate (by net rentable square feet) of at least 70% for the two most recently ended consecutive fiscal quarters, (e) is wholly owned by an Obligor or a Subsidiary Guarantor that is a Wholly-Owned Subsidiary and (f) has not been designated by the Obligors in writing to the holders of Notes as Real Estate that is not an Unencumbered Property because of a Disqualifying Environmental Event, a Disqualifying Building Event or a Disqualifying Legal Event or the Obligor's intention to subject such Unencumbered Property to a Debt Lien or to Sell such Unencumbered Property pursuant to Section 10.4(b) hereof, which designation shall not be permitted during the continuance of a Default (other than if such designation during a Default is made in conjunction with such Real Estate's being the subject of a Sale or Debt Lien under Section 10.4(b)(ii) and in compliance therewith) or an Event of Default and shall be accompanied by a compliance certificate in the form of Exhibit 10.4(b) attached hereto.

          "Unhedged Variable Rate Debt" means all Debt of the Obligors and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, including, to the extent applicable, the obligations under the Bank Credit Agreement, which bears interest at one or more variable rates and is not subject to an interest rate hedging arrangement having a minimum term of one (1) year and having other terms reasonably acceptable to the Required Holders.

          "Unimproved Land" means any Real Estate consisting of raw land which is unimproved by Buildings.

          "Unsecured Debt" mean all Debt of any Person that is not secured by a Lien on any asset of such Person.

          "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Obligors and the Obligors' other Wholly-Owned Subsidiaries at such time.

          "Without Recourse" or "without recourse" means, with reference to any obligation or liability, any obligation or liability for which the obligor thereunder is not liable or obligated other than as to its interest in a designated Real Estate or other specifically identified asset only (which asset is not interests in another Person), subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

SCHEDULE 5.3

DISCLOSURE DOCUMENTS

1.     Investors' Call Presentation dated June 29, 2011.

SCHEDULE 5.4

SUBSIDIARIES OF THE OBLIGORS, OWNERSHIP
OF SUBSIDIARY STOCK AND AFFILIATES

i.	Subsidiaries of Sovran Self Storage, Inc. (all Delaware Entities):

Sovran Holdings, Inc. – 100% Owned
Acquisition Limited Partnership – 98.8% Limited Partnership Interest

Subsidiaries of Sovran Acquisition Limited Partnership:

100% Owned Delaware Entities	100% Owned New York Entities

Sovran Jones Road, LLC
Sovran Cameron, LLC
Sovran Congress, LLC
Sovran Huebner, LLC
Sovran Little Road, LLC
Sovran Granbury, LLC
Sovran Shackelford, LLC
Sovran Manchester, LLC
Sovran DeGaulle, LLC
Sovran Grapevine, LLC
Sovran Washington, LLC
Sovran Meramac, LLC
Sovran Seminole, LLC
Locke Sovran I Manager, Inc.
Locke Sovran II Manager, Inc.
The Locke Group LLC

Iskalo Land Holdings LLC Locke Sovran I L.L.C. Locke Sovran II L.L.C. Locke Preferred Equity L.L.C. Locke Preferred Equity II L.L.C Uncle Bob's Management, LLC (fka Locke Leasing LLC)
Subsidiary Guarantors from Above Subsidiaries: Sovran Holdings, Inc. The Locke Group LLC Uncle Bob's Management LLC

ii.
Additional Affiliates:

Delaware Entities:
Sovran HHF Storage Holdings LLC – 20% owned by SALP
Sovran HHF Storage Holdings II LLC – 15% owned by SALP

New York Entities:
Iskalo Office Holdings LLC – 49% owned by SALP
West Deptford JV LLC – 20% owned by SALP

iii.	Directors and Executive Officers of the Obligors:

	A.	Sovran Self Storage, Inc.:

		Directors:	Robert J. Attea Kenneth F. Myszka John E. Burns Anthony P. Gammie Charles E. Lannon James R. Boldt

		Officers:	Robert J. Attea Kenneth F. Myszka David L. Rogers	Chief Executive Officer President, Chief Operating Officer Chief Financial Officer, Treasurer and Secretary

	B.	Sovran Acquisition Limited Partnership:

		Officers and Directors:		None. SALP is managed by Sovran Holdings as sole General Partner.

(i) Sovran Holdings, Inc.:

		Directors:	Robert J. Attea Kenneth F. Myszka Charles E. Lannon

		Officers:	Robert J. Attea Kenneth F. Myszka David L. Rogers	Chief Executive Officer President, Chief Operating Officer Chief Financial Officer, Treasurer and Secretary

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SCHEDULE 5.5

FINANCIAL STATEMENTS

Consolidated Balance Sheet of Sovran Self Storage, Inc. and its Subsidiaries, and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows and Notes thereto for the year ended December 31, 2010.

Consolidated Balance Sheet of Sovran Self Storage, Inc. and its Subsidiaries, and Consolidated Statements of Operations, and Cash Flows and Notes thereto for the quarter ended March 31, 2011.

Schedule 5.15

Existing Debt; Liens; Future Liens
As of August 5, 2011

A.	Notes and Loans:

              The Obligors are the borrowers under a Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 5, 2011, with Manufacturers and Traders Trust Company as Administrative Agent, and the lenders and other agents party thereto providing for an unsecured revolving credit facility, with an initial term of five years, with the Obligors having two one-year extension options, in an aggregate principal amount outstanding not to exceed $175,000,000 (with a $75,000,000 expansion option) and a seven-year term loan facility in the aggregate principal amount of $125,000,000 and a delayed draw seven-year term loan facility in the aggregate amount of $100,000,000 (the "Bank Credit Agreement").  Sovran Holdings, Inc., The Locke Group LLC and Uncle Bob's Management LLC each is a guarantor of all of the indebtedness under the Bank Credit Agreement.

              The Obligors are the co-obligors on $80,000,000 principal amount of 6.26% Senior Guaranteed Notes, Series A, due September 4, 2013, and $20,000,000 principal amount of Floating Rate Senior Guaranteed Notes, Series B, due September 4, 2013, issued pursuant to the Note Purchase Agreement dated as of September 4, 2003, among Sovran, SALP, and the several Purchasers identified therein, as amended prior to the date hereof (the "2003 NPA").  Sovran Holdings, Inc., The Locke Group LLC and Uncle Bob's Management LLC guaranty all of the indebtedness under the 2003 NPA.

              The Obligors are the co-obligors on $150,000,000 principal amount of  6.38% Senior Guaranteed Notes, Series C, due April 26, 2016, issued pursuant to the Note Purchase Agreement dated as of April 26, 2006, among Sovran, SALP, and the several Purchasers identified therein, as amended prior to the date hereof (the "2006 NPA").  Sovran Holdings, Inc., The Locke Group LLC and Uncle Bob's Management LLC guaranty all of the indebtedness under the 2006 NPA.

B.	Indemnity Agreements:

              SALP is a co-indemnitor with Locke Sovran I L.L.C. ("Locke Sovran I") under an Environmental Indemnity Agreement dated as of November 28, 2001 in favor of GMAC Commercial Mortgage Corporation ("GMAC Mortgage") in connection with a $30,500,000 securitized loan (the "Securitized Loan") from GMAC Mortgage to Locke Sovran I secured by mortgages granted by Locke Sovran I to GMAC Mortgage.  SALP is also a guarantor under a Guaranty of Recourse Obligations of Borrower dated as of November 28, 2001 in connection with the Securitized Loan.

              SALP is an indemnitor under a Non-Recourse Indemnification Agreement dated as of February 12, 2002 in favor of PNC Bank, National Association ("PNC") in connection with a $48,000,000 securitized loan to Locke Sovran II L.L.C. ("Locke Sovran II") by PNC, dated as of February 12, 2002 secured by mortgages granted by Locke Sovran II to PNC.

              SALP is an indemnitor under a Loan Assumption Agreement and Amendment of Loan Documents dated as of June 6, 2005 in favor of General Electric Capital Corporation ("GECC") in connection with a $3,600,000 securitized loan to Sovran Jones Road, L.L.C. by GECC dated as of June 6, 2005 secured by a mortgage granted by Sovran Jones Road, L.L.C. to GECC.

              SALP is an indemnitor under a Loan Assumption Agreement and Amendment of Loan Documents dated as of April 13, 2006 in favor of Wells Fargo Bank, N.A. in connection with a $1,100,000 securitized loan to Sovran Cameron, L.L.C. by Wells Fargo Bank, N.A. ("Wells") dated as of April 13, 2006 secured by a mortgage granted by Sovran Cameron, L.L.C. to Wells.

              SALP is an indemnitor under a Loan Assumption Agreement and Amendment of Loan Documents dated as of April 13, 2006 in favor of Wells in connection with a $1,200,000 securitized loan to Sovran Congress, L.L.C. by Wells, dated as of April 13, 2006 secured by a mortgage granted by Sovran Congress, L.L.C. to Wells.

              SALP is an indemnitor under a Loan Assumption Agreement and Amendment of Loan Documents dated as of June 22, 2006 in favor of GE Capital Mortgage Corporation ("GECMC") in connection with a $2,240,000 securitized loan to Sovran Little Road, L.L.C. by GECMC dated as of June 22, 2006 secured by a mortgage granted by Sovran Little Road, L.L.C. to GECMC.

              SALP is an indemnitor under a Loan Assumption Agreement and Amendment of Loan Documents dated as of June 22, 2006 in favor of GECMC in connection with a $2,010,000 securitized loan to Sovran Granbury, L.L.C. by GECMC dated as of June 22, 2006 secured by a mortgage granted by Sovran Granbury, L.L.C. to GECMC.

              SALP is an indemnitor under a Loan Assumption Agreement and Amendment of Loan Documents dated as of June 22, 2006 in favor of GECMC in connection with a $2,500,000 securitized loan to Sovran Huebner, L.L.C. by GECMC dated as of June 22, 2006 secured by a mortgage granted by Sovran Huebner, L.L.C. to GECMC.

              SALP is a co-indemnitor with SH 729-744 LLC under an Environmental Indemnity Agreement dated as of July 13, 2011 in favor of PNC in connection with a $74,600,000 securitized loan (the "SH 729-744 Securitized Loan") from PNC to SH 729-744 LLC secured by mortgages granted by SH 729-744 LLC to PNC.  SALP is also a guarantor under a Guaranty of Recourse Obligations of Borrower dated as of July 13, 2011 in connection with the SH 729-744 Securitized Loan.

              SALP is a co-indemnitor with each of SH 726 LLC, SH 727 LLC and SH 728 LLC in connection with the assumption of their respective securitized loans in the principal amounts of $6,040,884.60, $3,480,344.61 and $4,433,296.74 (collectively, the "SH 726-728 Securitized Loans") from U.S. Bank National Association, as Trustee, Successor-in-Interest to Bank of America, N.A. as Trustee, Successor to Wells Fargo Bank, N.A. as Trustee, for the Registered Holders of CN 2006 - CN2 Commercial Mortgage Pass-through Certificates (the "Lender") dated as of August 1, 2011 and separately secured by mortgages granted by each of SH 726 LLC, SH 727 LLC and SH 728 LLC to the Lender.

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C.	Swap Agreements:

              Interest rate swap agreement made by Sovran and SALP with Wells dated June 25, 2008 with a notional amount of $50,000,000.

              Interest rate swap agreement made by Sovran and SALP with SunTrust Bank dated June 25, 2008 with notional amounts of $100,000,000 and $125,000,000.

              Interest rate swap agreement between Sovran and SALP, and Bank of America, N.A. dated August 31, 2005 with a notional amount of $20,000,000.

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SCHEDULE 5.18

ENVIRONMENTAL DISCLOSURES

None.

Schedule 10.3

Investments

20% membership interest in Sovran HHF Storage Holdings LLC

15% membership interest in Sovran HHF Storage Holdings II LLC

49% membership interest in Iskalo Office Holdings LLC

20% membership interest in West Deptford JV LLC

Exhibit 1

[Form of Series D Note]

SOVRAN SELF STORAGE INC.
SOVRAN ACQUISITION LIMITED PARTNERSHIP

5.54% Senior Guaranteed Note, Series D, Due August 5, 2021

No. [____]	[Date]
$[_______]	PPN [_______]

          For Value Received, the undersigned, Sovran Self Storage Inc.  (herein called "Sovran"), a corporation organized and existing under the laws of the State of Maryland, and Sovran Acquisition Limited Partnership, a Delaware limited partnership (herein called "SALP"; and, together with Sovran, the "Obligors") hereby, jointly and severally, promise to pay to [_______] or registered assigns, the principal sum of [_______] Dollars on August 5, 2021 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.54% per annum from the date hereof, payable semi-annually, on the fifth day of February and August in each year and at maturity, commencing with the February 5 or August 5 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.54% or (ii) 2% over the rate of interest publicly announced by JP Morgan Chase Bank, NA from time to time in New York, New York, as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Obligors in New York or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of August 5, 2011 (as from time to time amended or modified, the "Note Purchase Agreement"), among the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note of the same series and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          Pursuant to the Subsidiary Guaranty dated as of August 5, 2011, certain Subsidiaries of the Obligors have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Obligors of their obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SOVRAN SELF STORAGE, INC. By: Name: Title:

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc., its general partner By: Name: Title:

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EXHIBIT 2.2(a)

FORM OF SUBSIDIARY GUARANTY

Attached.

Exhibit 2.2(b)

FORM OF INTERCREDITOR AGREEMENT

Attached.

Exhibit 4.4(a)

Form of Opinion of Counsel to the Obligors and Subsidiary Guarantors

[To be attached]

EXHIBIT 4.4(B)

FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS

[To be attached]

EXHIBIT 10.1

COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER

(Incurrence of Indebtedness)

          The undersigned, being the Chief Financial Officer of Sovran Self Storage, Inc.  ("Sovran") and Sovran Acquisition Limited Partnership ("SALP," and together with Sovran, collectively referred to herein as the "Obligors"), HEREBY CERTIFIES THAT:

          This compliance certificate is furnished pursuant to §10.1 of the Note Purchase Agreement dated as of August 5, 2011 among the Obligors and the Purchasers listed on Schedule A thereto (as the same may now or hereafter be amended from time to time, the "Note Agreement").  Unless otherwise defined herein, the terms used in this compliance certificate and Schedule 1 attached hereto have the meanings given them in the Note Agreement.

          The Obligors hereby give the holders of the Notes notice that an Obligor, a Subsidiary Guarantor or a Subsidiary plans to incur Debt for borrowed money which will cause the aggregate amount of Debt for borrowed money incurred since delivery of the most recent compliance certificate to exceed $5,000,000.

          Schedule 1 attached hereto sets forth the financial data and computations evidencing the Obligors' compliance with the covenants contained in Sections 10.8, 10.9, 10.10 and §10.18 of the Note Agreement on a pro forma basis after giving effect to such Debt for borrowed money, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this compliance certificate on behalf of the Obligors (the "Chief Financial Officer"), are true, complete and correct.

          The activities of the Obligors, the Subsidiary Guarantor or the Subsidiary, as applicable, have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision.  The Chief Financial Officer certifies that he is authorized to execute and deliver this compliance certificate on behalf of each Obligor.

          Executed as of this ___ day of ____________, 20__.

SOVRAN SELF STORAGE, INC. By: Name: Title:

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc., its general partner By: Name: Title:

EXHIBIT 10.4(a)

COMPLIANCE CERTIFICATE OF
[CHIEF FINANCIAL OFFICER/TREASURER]

(Merger, Consolidation or Reorganization)

          The undersigned, being the [Chief Financial Officer/Treasurer] of Sovran Self Storage, Inc. ("Sovran") and Sovran Acquisition Limited Partnership ("SALP" and together with Sovran, the "Obligors"), HEREBY CERTIFIES THAT:

          This compliance certificate is furnished pursuant to §10.4(a) of the Note Purchase Agreement dated as of August 5, 2011 among the Obligors and the Purchasers listed on Schedule A thereto (as the same may now or hereafter be amended from time to time, the "Note Agreement").  Unless otherwise defined herein, the terms used in this compliance certificate and Schedule 1 attached hereto have the meanings given them in the Note Agreement.

          The undersigned hereby gives the holders of Note notice that an Obligor, a Subsidiary Guarantor, an Operating Subsidiary or a Wholly-Owned Subsidiary plans to become a party to a merger, consolidation or reorganization requiring a compliance certificate under §10.4(a) of the Note Agreement.

          Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrowers' compliance with the covenants contained in §10 of the Note Agreement on a pro forma basis, all of which data and computations, to the best knowledge and belief of the [chief financial officer/treasurer] executing and delivering this compliance certificate (the "[Chief Financial Officer/Treasurer]"), are true, complete and correct.  Furthermore, the undersigned certifies that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger, consolidation or reorganization and all liabilities, fixed or contingent, pursuant thereto;

          The activities of the Obligors, the Subsidiary Guarantor, the Operating Subsidiary or the Wholly-Owned Subsidiary, as applicable, have been reviewed by the [Chief Financial Officer/Treasurer] and/or by employees or agents under his immediate supervision.  The [Chief Financial Officer/Treasurer] certifies that he is authorized to execute and deliver this compliance certificate on behalf of each Obligor.

          Executed as of this __ day of ____________, 20__.

SOVRAN SELF STORAGE, INC. By: Name: Title:

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc., its general partner By: Name: Title:

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EXHIBIT 10.4(b)

COMPLIANCE CERTIFICATE OF
[CHIEF FINANCIAL OFFICER/TREASURER]

(Disposition of Unencumbered Property)

          The undersigned [Chief Financial Officer/Treasurer] of Sovran Self Storage, Inc.  ("Sovran") and Sovran Acquisition Limited Partnership ("SALP" and together with Sovran, the "Obligors") HEREBY CERTIFIES THAT:

          This compliance certificate is furnished pursuant to §10.4(b)(i) or §10.4(b)(ii) of the Note Agreement dated as of August 5, 2011 among the Obligors and the Purchasers listed on Schedule A thereto (as the same may now or hereafter be amended from time to time, the "Note Agreement").  The Obligors hereby give the holders of the Notes notice of the intention of an Obligor, a Subsidiary Guarantor, an Operating Subsidiary or a Wholly-Owned Subsidiary to Sell or to grant a Debt Lien on an Unencumbered Property or other asset pursuant to §10.4(b)(i) or § 10.4(b)(ii) of the Note Agreement.  Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Note Agreement.

          Schedule 1 attached hereto sets forth the financial data and computations evidencing the Obligors' compliance with the covenants contained in §10 of the Note Agreement on a pro forma basis after giving effect to such proposed Sale or Debt Lien and all liabilities, fixed or contingent, pursuant thereto, all of which data and computations, to the knowledge and belief of the [chief financial officer/treasurer] executing and delivering this compliance certificate on behalf of the Obligors (the "[Chief Financial Officer"/"Treasurer]"), are true, complete and correct.

          The activities of the Obligors, the Subsidiary Guarantor, the Operating Subsidiary or the Wholly-Owned Subsidiary, as applicable, have been reviewed by the [Chief Financial Officer/Treasurer] and/or by employees or agents under his immediate supervision.  Based upon such review, to the best knowledge and belief of the [Chief Financial Officer/Treasurer],

[(for §10.4(b)(i)) both before and after giving effect to the proposed Sale or Debt Lien and all liabilities, fixed or contingent, pursuant thereto, no Default or Event of Default exists or will exist under any Note Agreement.]

[(for §10.4(b)(ii)) before giving effect to the proposed Sale or Debt Lien and all liabilities, fixed or contingent, pursuant thereto, no Event of Default exists under any Note Agreement; provided, that if such Sale or Debt Lien is to be made while a Default is continuing, such Sale or Debt Lien (together with other Sales and Debt Liens) will cure the Default before it becomes an Event of Default; and if multiple Sales or Debt Liens are contemplated, the Obligors shall apply the net proceeds of each Sale or Debt Lien to the repayment of the Notes until such Default has been fully cured.  After giving effect to the proposed Sale or Debt Lien and all liabilities, fixed or contingent, pursuant thereto, no Default or Event of Default will exist under the Note Agreement.]

The [Chief Financial Officer/Treasurer] certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of each Obligor.

Executed as of this ___ day of ____________, 20__.

SOVRAN SELF STORAGE, INC. By: Name: Title:

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc., its general partner By: Name: Title:

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